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                                                                  Exhibit 10.408

                         AGREEMENT OF PURCHASE AND SALE

      THIS AGREEMENT OF PURCHASE AND SALE (this "Agreement") is made effective as of the 20th day of August, 2004, by and between ORIX HUNT DENTON VENTURE, an Illinois general partnership ("Seller"), and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation ("Purchaser").

                                   RECITALS:

      A. Seller is the fee owner of the Real Property (as hereinafter defined) commonly referred to as Denton Crossing, Denton, Texas, and the owner of the Personal Property, the Contracts, the Leases and the Licenses (all as hereinafter defined and collectively referred to herein as the "Property").

      B. Seller desires to sell, and Purchaser desires to purchase, the Property upon and subject to the terms and conditions hereinafter set forth.

                                   AGREEMENTS

      NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, agreements, covenants and conditions herein contained, and other good and valuable consideration, Seller and Purchaser agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      1.01 DEFINITIONS. As used herein, the following terms shall have the respective meanings indicated below:

      AGGREGATE SLIPPAGE: means (a) with respect to any tenant, the Slippage attributable to such tenant over the entire initial term of its lease and (b) with respect to the Property, the Slippage of all applicable tenants over the entire initial term of their respective leases. For purposes of calculating Aggregate Slippage for a particular tenant, if, pursuant to such tenant's lease, such tenant's obligation to pay pass throughs with respect to common area maintenance charges, including, but not limited to common area utilities, but excluding administrative and property management fees ("CAM"), taxes and insurance is capped at an amount that increases annually by not less than three percent (3%) for CAM and insurance and seven percent (7%) for taxes, then such tenant's Slippage for each year subsequent to the first twelve (12) months during which such tenant is paying CAM, taxes and insurance shall be deemed to be equal to the Slippage amount for such Tenant for the first twelve (12) months during which such tenant is paying CAM, taxes and insurance.

      AGREEMENT: This Agreement of Purchase and Sale, including the Exhibits attached hereto which are incorporated herein and made a part hereof by this reference.

      BASE PURCHASE PRICE: Fifty-One Million, Two Hundred Thirty Six Thousand Six Hundred Eighty-Seven and No/100 Dollars ($51,236,687.00).

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      BUILDING: The buildings situated on the Land containing in the aggregate approximately 329,663 rentable square feet.

      CHAPTER 380 AGREEMENT: That certain Economic Development Program Grant Agreement, dated November 27, 2001, between Denton Crossing Partners, Ltd. and the City of Denton, as amended by that certain Amendment to Economic Development Program Grant Agreement, dated January 21, 2003.

      CLOSING DATE: The date that is fifteen (15) days after the expiration of the Inspection Period.

      CONTRACTS: All written (i) service, maintenance, operating and repair contracts and commitments (excluding the Leases, the recorded documents evidencing the Permitted Title Exceptions and the Chapter 380 Agreement) in any way related to the Property or any part thereof, or pursuant to which goods, services and supplies are furnished for the operation of the Property, which will survive the Closing Date hereunder; and (ii) guaranties and warranties, if any, in effect with respect to the Property or any portion thereof.

      DEED: That certain recordable Special Warranty Deed to be delivered by Seller at Initial Closing on the Closing Date conveying to Purchaser, or Purchaser's designee, fee simple title to the Real Property subject only to the Permitted Title Exceptions.

      DEPOSIT: The sum of One Million and No/100 Dollars ($1,000,000.00), which Purchaser shall, within two (2) business days following the execution of this Agreement, deposit with Escrowee, as escrowee, in a joint order escrow to be held as earnest money subject to the terms of this Agreement. Escrowee shall be directed to invest the Deposit in an interest bearing account at Purchaser's option with all interest thereon accruing for the benefit of Purchaser.

      DOLLARS OR $: Dollars in the lawful currency of the United States of America.

      EARNOUT PURCHASE PRICE: As defined in Section 3.02.

      ENVIRONMENTAL LAWS: As defined in Section 12.01(k).

      ESCROWEE: First American Title Insurance Company (National Accounts Division), Chicago, Illinois.

      HAZARDOUS MATERIALS: As defined in Section 12.01(k).

      INITIAL CLOSING: The Closing of the initial sale of the Property, as contemplated under Article XV.

      INITIAL TENANTS: Those tenants set forth on Exhibit J attached hereto and made a part hereof.

      LAND: The parcel of land in Denton, Texas which is legally described on EXHIBIT A containing approximately 55 acres, on which has been constructed the retail shopping center commonly known as Denton Crossing.

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      LEASES: All leases, ground leases (if any), tenancies and rental agreements, including amendments thereto, and all lease guarantees executed in connection therewith, as listed on EXHIBIT B attached hereto, but specifically excluding the leases for the Vacant Space as set forth on EXHIBIT B.

      LEGAL REQUIREMENTS: All laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all governments and governmental authorities having jurisdiction over the Property and the operation thereof including, for purposes hereof, any local Board of Fire Underwriters, but specifically excluding any Environmental Laws.

      LICENSE AGREEMENT: As defined in Section 10.01(h).

      LICENSES: All licenses, franchises, certifications, authorizations, certificates of occupancy, notices, approvals, and permits issued or approved by any governmental authority and relating to Seller's (and not any tenant's) operation, ownership and maintenance of the Real Property or Personal Property or any part thereof including machinery permits, business licenses, ingress and egress permits and the like, a list of which is attached hereto as EXHIBIT C.

      PERMITTED TITLE EXCEPTIONS: (i) those exceptions to title to the Property which will be deemed approved by Purchaser as provided in Section 5.01 hereof;
(ii) the standard printed and general exceptions and exclusions contained in an Owner's Title Insurance Policy, issued by the Title Insurer, provided that Seller shall cause the Title Insurer to provide full extended title insurance coverage over all such general exceptions waiving off on or insuring over all construction, (iii) the lien of real estate taxes not delinquent on or before the Closing Date and (iv) the Leases.

      PERSONAL PROPERTY: All advertising materials (including leasing brochures, drawings and other marketing or promotional materials), letterheads, envelopes, signs, supplies, landscaping equipment and other tangible personal property, if any, situated in or upon and used in connection with the operation or maintenance of the Real Property or any part thereof, owned by Seller.

      PROPERTY: Collectively, the Real Property, the Personal Property, the Contracts, the Leases and the Licenses.

      PURCHASE PRICE: The aggregate of the Base Purchase Price and the Earnout Purchase Price, if any.

      REAL PROPERTY: The Land, all easements and appurtenances thereto belonging and all right, title and interest of the Seller in and to any streets, alleys, passages and other rights-of-way included therein or adjacent thereto; to the extent owned by Seller, all shrubs, trees and plants on the Land; the Building, together with all related common facilities and all systems, fixtures, machinery, equipment and conduits to provide fire protection, security, heat, exhaust, ventilation, air-conditioning, electrical power, light, plumbing, refrigeration, gas, sewer and water to the Building (but excluding from the foregoing all trade fixtures and personalty owned by any tenants under the Leases and personalty owned by entities providing services to the Real Property).

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      SLIPPAGE: With respect to any particular tenant at the Property for any particular year, the amount, if any, by which the pass throughs paid by such tenant of CAM, taxes and insurance during such year with respect to its space is less than such tenant's pro-rata share of pass throughs for CAM, taxes and insurance applicable to the Property for such year.

      SURVEY: As defined in Section 4.01.

      TITLE COMMITMENT: A commitment for an ALTA 1992 Form B Owner's Title Insurance Policy (or the closest equivalent in the state where the Real Property is located) for the Real Property issued by the Title Insurer insuring the Real Property for the full amount of the Base Purchase Price due and payable to Seller at the Initial Closing, covering title to the Real Property on or after the date hereof, showing title to the Real Property in Seller, subject only to the Permitted Title Exceptions and which will be revised at the Initial Closing to delete the survey exception (except for shortages in area) and to provide the following endorsements, to the extent legally available for issuance in Texas:
(a) access, (b) contiguity, if applicable, (c) restriction, if applicable, (d) encroachment, if applicable, (e) surface waiver coverage, if applicable, and (f) mineral rights, if applicable.

      TITLE INSURER: First American Title Insurance Company.

      VACANT SPACE: The portions of the Building (or any additional buildings built in the future by Seller or any tenant under its lease) more particularly set forth on EXHIBIT K attached hereto and made a part hereof.

      WORK: The tenant improvement work set forth on EXHIBIT F attached hereto and made a part hereof.

                                   ARTICLE II

                                PURCHASE AND SALE

      2.01 PURCHASE AND SALE. Subject to the conditions and on the terms contained in this Agreement:

            (a) Purchaser agrees to purchase and acquire from Seller, and Seller agrees to sell and transfer to Purchaser the Real Property by the Deed.

            (b) Purchaser agrees to purchase and acquire from Seller, and Seller agrees to sell, assign, convey and transfer to Purchaser all of Seller's right, title and interest in the Contracts, Leases and Licenses. Upon Seller's assignment of the Contracts, Leases and Licenses, Purchaser agrees to assume (i) all of Seller's obligations thereunder which shall accrue on and after the Closing Date (except with respect to any tenant CAM audit of years prior to 2004), and (ii) solely to the extent to which Purchaser receives a proration credit for the same at the Initial Closing, Seller's obligations thereunder which accrued prior to the Closing Date.

            (c) Purchaser agrees to purchase and acquire from Seller, and Seller agrees to sell, convey and transfer to Purchaser, the Personal Property by good and sufficient bill of sale containing full warranties of title (but disclaiming any warranties of merchantability, fitness for

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any particular purpose or other warranties), free and clear of all liens, claims, encumbrances and restrictions of every kind, nature and description, except the Permitted Title Exceptions, to the extent applicable thereto.

            (d) Purchaser agrees to purchase and acquire from Seller, and Seller agrees to quit claim, without representation, warranty or recourse, to Purchaser the right, if any, to the use of the name "Denton Crossing" together with all other intangible rights owned by Seller relating to the Property.

                                   ARTICLE III

                      DEPOSIT AND PAYMENT OF PURCHASE PRICE

      3.01 DEPOSIT; PAYMENT OF BASE PURCHASE PRICE. Purchaser agrees to pay to Seller, and Seller agrees to accept payment of the Base Purchase Price as follows:

            (a) The Deposit (and interest thereon, if any) shall be (i) applied against the Base Purchase Price at the Initial Closing, (ii) refunded or returned to Purchaser in the event that this Agreement is terminated without fault on the part of Purchaser, or (iii) paid to Seller and retained by Seller as liquidated damages in the event of Purchaser's default hereunder as contemplated by Section 16.01 hereof.

            (b) At the Initial Closing, Purchaser shall pay to Seller the balance of the Base Purchase Price (after deduction of the Deposit, including interest thereon, applied against the Base Purchase Price as above provided), plus or minus prorations, as hereinafter provided, in cash by wire transfer of collected federal funds.

      3.02 EARNOUT. The Base Purchase Price shall be subject to periodic increases (and in no event to decrease) not to exceed an aggregate increase in the amount of Twelve Million Seven Hundred Sixty-Three Thousand Three Hundred Thirteen and No/100 Dollars ($12,763,313) as hereinafter set forth at such time or times (whether before or after the Initial Closing) and such increase(s) shall be deemed earned at such time as Seller shall have procured any tenant(s) for all or any portion of the Vacant Space and such tenant shall have accepted its space "as-is" (subject only to punch-list items to be timely completed by Seller at Seller's sole cost and expense), taken possession, opened for business and commenced full rental payments, including CAM, taxes and insurance on a pro-rata basis per their respective leases.

            (a) The increase to the Base Purchase Price in each such event shall be in an amount (the "Earnout Purchase Price") determined as follows: the base rent payable by each such tenant during the first twelve (12) months of its lease term during which such tenant is paying full base rent under its lease shall first be divided by a base rent divider of 7.2298% and then the resulting quotient shall be reduced by the Aggregate Slippage of such tenants, if any. It is currently anticipated that the aggregate Earnout Purchase Price will be approximately Twelve Million Five Hundred Twenty-Six Thousand Five Hundred Eighty Nine and 00/100 Dollars ($12,526,589), calculated based on an estimated aggregate base rent for the Vacant Space of $905,652,00, divided by the base rent divider of 7.2298% (less the Aggregate Slippage for such tenants, if any), which amount shall in no event increase above $12,763,313 in accordance

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herewith. Purchaser shall deliver at the Initial Closing, a guaranty, in form and substance reasonably acceptable to Seller, from Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, fully guarantying the timely payment and performance when and if due of all Purchaser's obligations with respect to the payment of the Earnout Purchase Price. [ILLEGIBLE] guaranty shall be a guaranty of payment and performance as opposed to a guaranty of [ILLEGIBLE] Seller shall not be required first to exhaust its remedies against Purchaser as a condition to its rights to proceed directly against the guarantor. The Seller shall have a maximum time period of 24 months following the Initial Closing to earn all or any portion of the Earnout Purchase Price.

            (B) The Earnout Purchase Price (or the then earned portion thereof), increased or decreased as calculated above, earned from time to time, shall be paid by Purchaser from time to time to Seller through separate "Earnout Closing(s)" as hereinafter contemplated; provided that the tenant(s) of Vacant Space to which any specific Earnout Purchase Price relates, shall have accepted their space "as-is" (subject only to punch-list items to be timely completed by Seller at Seller's sole cost and expense), taken possession, opened for business and commenced full rental payments, including CAM, taxes and insurance on a pro-rata basis per their respective leases. Once earned in accordance with the foregoing, the Earnout Purchase Price (or the then earned portion thereof) will be paid to Seller at the Earnout Closing relating to the same upon ten (10) business days prior written notice to Purchaser and the satisfaction of the following additional conditions (the "Additional Earnout Payment Conditions"):

                  (i) An unconditional Certificate of Occupancy, if generally available in the jurisdiction where the Real Property is located, shall have been issued for the relevant portion of the Vacant Space, or in lieu there of, Seller shall have delivered an architect or contractor certification of substantial completion of the Vacant Space to which the Earnout Closing relates (subject only to punch-list items to be timely completed by Seller at Seller's sole cost and expense);

                  (ii) A date down of the owner's title insurance policy, at Seller's sole cost and expense, shall be provided to Purchaser increasing the amount thereof to include the Earnout Purchase Price (or the applicable portion thereof) and confirming no additional title exceptions other than the Permitted Exceptions and any exceptions caused by actions of Purchaser, any tenant or any of Purchaser's or tenant's agents, contractors or affiliates or for which a tenant is directly responsible under its Lease (but not subject to the actions of any tenant or tenant's agent, contractor or affiliate for any Vacant Space for which such Earnout Purchase Price is being paid) and, if the Vacant Space to which the Earnout Closing relates consists of a new building not previously included in the Survey (or any subsequent update thereto), an update to the Survey; and

                  (iii) If the lease(s) of the Vacant Space was entered into prior to the Initial Closing, items 15.02(b), (c), (d), (e), (f), (g), (i) (as it relates to Seller's acts only), (j) (as it relates to Seller's acts only),
(l) and (o) shall be delivered to Purchaser but each of such items shall be limited so as to relate solely to the portion of the Vacant Space for which the Earnout Purchase Price is being paid and, with respect to item 15.02(f), shall be further limited to mean and apply to only those representations and warranties set forth in Sections 12.01(a), (b) and (l). If the lease(s) of the Vacant Space was entered into after the Initial Closing, items 15.02(c), (f),
(g), (i) (as it relates to Seller's acts only), (j) (as it relates to Seller's acts only), (l) and (o) shall be

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delivered to Purchaser but each of such items shall be limited so as to relate solely to the portion of the Vacant Space for which the Earnout Purchase Price is being paid and, with respect to item 15.02(f), shall be further limited to mean and apply to only those representations and warranties set forth in Sections 12.0l(a), (b) and (l).

            (C) Each Earnout Closing shall occur upon the satisfaction of the foregoing conditions through the wire transfer by Purchaser of the relevant portion of the Earnout Purchase Price to Escrowee for disbursement by Escrowee to such account as Seller may designate.

            (D) Seller shall be deemed to have waived its right to earn any unpaid portion of the Earnout Purchase Price unless earned prior to the expiration of the first 24 months following the Closing Date. In furtherance of the foregoing, if the Earnout Purchase Price is earned in accordance with the foregoing prior to the expiration of said time period, then the fact that all Additional Earnout Payment Conditions may not be satisfied until after the expiration of said time period shall not affect Seller's right to receive the same at an Earnout Closing relating thereto which may occur after the expiration of such time period. Subject to the provisions of the immediately preceding sentence hereof, the obligation of the Purchaser to pay the Earnout Purchase Price in accordance herewith shall survive the Initial Closing.

                                   ARTICLE IV

                                     SURVEY

      4.01 SURVEY. Seller shall deliver an ALTA/ACSM Land Title Survey prepared in accordance with the current Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys jointly established and adopted in 1999 by the American Land Title Association and American Congress on Surveying and Mapping for urban properties and containing Table A items 1 (except in states that require record monument plotting), 2, 3, 4, 6, 7(a), 7(b)(1), 7(c), 8, 9, 10, 11
(location of utilities as determined by plans to be provided by Seller to the extent the same are within Seller's possession) and 13 and certified to Purchaser, Purchaser's assignee, if any, Purchaser's lender, if any, and the Title Company (the "Survey") not later than twenty (20) days prior to the Closing Date. If the Survey discloses any matters to which Purchaser objects, Purchaser shall give Seller written notice of such objection no later than the later to occur of (a) ten (10) business days after Purchaser's receipt of the last of the Survey and Title Commitment (including copies of all Schedule B exceptions) or (b) the end of the Inspection Period. Seller may, but shall be under no obligation to, have such matters so objected to by Purchaser removed or insured over by the Title Insurer. If Seller fails to have the same removed or insured over or fails to commit in writing to have the same removed or insured over, within ten (10) business days of Seller's receipt of Purchaser's written objections ("Seller's Cure Period"), Purchaser shall, within five (5) business days of the earlier to occur of (y) Seller's delivery of written notice that it elects not to cause the same to be removed or insured over or (z) the expiration of Seller's Cure Period ("Purchaser's Response Period"), elect in writing to either (i) terminate this Agreement (in which event the Deposit together with interest thereon, if any, shall forthwith be returned to Purchaser and all of the parties hereunder shall cease (except any Surviving Obligations, as hereafter defined) and this Agreement shall have no further force or effect), or
(ii) accept the Property subject to such encroachments, violations or unpermitted exceptions. If

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Purchaser does not so elect, this Agreement shall automatically terminate without further action of the parties in which event the Deposit together with interest thereon, if any, shall forthwith be returned to Purchaser and, except with respect to the Surviving Obligations, all obligations of the parties hereunder shall cease and this Agreement shall have no further force or effect. The Closing Date shall be extended, if necessary, to the end of Purchaser's Response Period.

                                    ARTICLE V

                                     TITLE

      5.01 TITLE. Seller shall deliver the Title Commitment together with all title exception documents reflected therein to Purchaser not later than twenty
(20) days prior to the Closing Date. If Purchaser objects to any exceptions to title shown in the Title Commitment (other than Permitted Title Exceptions), Purchaser shall give Seller written notice of such objection no later than the later to occur of (a) ten (10) business days after Purchaser's receipt of the last of the Survey and Title Commitment (including copies of all Schedule B exceptions) or (b) the end of the Inspection Period. Any exceptions to title shown on the Title Commitment to which Purchaser does not so object shall be deemed approved by Purchaser and included in the definition of "Permitted Title Exceptions" for purposes of this Agreement. Purchaser agrees to accept title at the Initial Closing subject to all Permitted Title Exceptions. If the date down to the Title Commitment at the Initial Closing discloses exceptions to title other than Permitted Title Exceptions and liens securing indebtedness which may be released for an amount less than the Base Purchase Price and which Seller shall have the right to pay and discharge on or before the Closing Date, Seller may, but shall be under no obligation to, have such exceptions removed from the Title Commitment or to have the Title Insurer commit to insure for the full amount of said policy against loss or damage that may be occasioned by such unpermitted exceptions. If Seller fails to have such exceptions removed or insured over or fails to commit in writing to have the same removed or insured over prior to the expiration of the Seller's Cure Period, Purchaser, as its sole right and remedy on account thereof, shall, prior to the expiration of the Purchaser's Response Period, elect in writing to either (i) terminate this Agreement (in which event the Deposit together with interest thereon, if any, shall forthwith be returned to Purchaser and, except with respect to the Surviving Obligations, all obligations of the parties hereunder shall cease and this Agreement shall have no further force or effect), or (ii) accept title subject to such unpermitted exceptions with the further right to deduct from the Base Purchase Price amounts secured by or constituting unpermitted liens or encumbrances of a definite or ascertainable amount (provided such unpermitted liens or encumbrances, exclusive of voluntary encumbrances such as mortgages, do not exceed in the aggregate, an amount of Five Hundred Thousand and no/100 Dollars ($500,000.00). If Purchaser does not so elect, this Agreement shall automatically terminate without written further action of the parties (in which event the Deposit together with interest thereon, if any, shall forthwith be returned to Purchaser and, except with respect to the Surviving Obligations, all obligations of the parties hereunder shall cease and this Agreement shall have no further force or effect). A concurrent condition on to the obligation of Purchaser to close at the Initial Closing is that on the Closing Date, Seller shall, at Seller's sole cost and expense, cause the Title Insurer to issue an owner's title insurance policy in the amount of the Base Purchase Price, pursuant to and in accordance with the Title Commitment, insuring fee simple title in Purchaser as of the Closing Date, subject only to the Permitted Title Exceptions

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and such other title exceptions as Purchaser may approve. The Closing Date shall be extended, if necessary, to the end of Purchaser's Response Period.

                                   ARTICLE VI

                    POSSESSION, PRORATIONS AND CLOSING COSTS

      6.1 POSSESSION. Possession of the Property shall be delivered to Purchaser on the Closing Date, subject to the rights of tenants in possession under the Leases and the Seller's license as provided in the License Agreement (as hereinafter defined).

      6.2   PRORATIONS.

            (A) TAXES. General real estate taxes and personal property ad valorem taxes (other than those directly payable to the appropriate governmental authorities by tenants under the Leases) with respect to the Real Property and Personal Property (collectively, "Taxes") due and payable at or prior to the Initial Closing shall be paid by Seller but Seller shall receive a proration credit at the Initial Closing to the extent any such taxes were paid in advance and relate to periods from and after the Initial Closing for which Purchaser will be entitled to a post-closing pass-through reimbursement from tenants under the Leases. Taxes which have accrued but are not yet due and payable as of the Initial Closing shall be prorated between Seller and Purchaser as of the Closing Date on the basis of the actual amount thereof if the same is determinable and otherwise on the basis of 110% of the most recently ascertainable Taxes; but Seller shall only be required to credit Purchaser with an amount equal to (i) those Taxes that have accrued during the 2004 tax year which are attributable to such portions of the Real Property for the period of time prior to the Closing Date that the same was not occupied by tenants under the Leases, PLUS (ii) all estimated payments received by Seller as of the Closing Date from tenants under the Leases for Taxes accruing during the 2004 tax year, PLUS (iii) those Taxes attributable to such portions of the Real Property for the period of time prior to the Closing Date that the same was occupied by tenants under the Leases but such tenants were not obligated to pay Taxes for such period pursuant to the terms of their respective Lease. All prorations for Taxes for which final tax bills are not available as of the Initial Closing shall be reprorated in accordance with the foregoing upon issuance of the final 2004 real estate tax bills. Seller shall be solely responsible for and shall hold Purchaser harmless from any increases in Taxes assessed for the year in which Closing occurs or any prior or subsequent years, which increases were triggered by a change in the use of the Property. Seller's obligation and indemnity shall survive the Closing for a period of twenty-four months.

            (B) FIXED, MINIMUM AND BASE RENTS. Subject to Section 6.02(l), Seller shall be entitled to receive all fixed, minimum and base rents which are due or past due or not yet due but accrued under the terms of the Leases, prorated to the Closing Date, upon collection of the same from tenants. Subject to Section 6.02(l), Purchaser shall be entitled to receive all fixed, minimum and base rents which relate to periods commencing on or after the Closing Date, upon collection of the same from tenants.

            (C) OVERAGE RENTS. Overage rents to be prorated hereunder shall include, but not be limited to, percentage rents, consumer price index escalation payments and

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other similar rental payments in excess of fixed, minimum and base rents under the Leases, whether finally determined before or after the expiration of the fiscal years under various Leases. Overage rents shall be separately prorated under each Lease on the basis of the fiscal year set forth in each Lease for the payment of overage rents. All interim overage rent payments made before the Closing Date shall be retained by Seller until year-end adjustment and determination of Seller's allocable share thereof, except that interim payments received by either party for the month in which the Closing Date occurs shall be prorated as between Seller and Purchaser based upon the number of days in that month occurring before the Closing Date, and the party receiving the interim payment shall remit to or credit, as appropriate, the other party its proportionate share. All amounts received by Purchaser on or after the Closing Date as interim payments of overage rents shall be retained by Purchaser until year-end adjustment and determination of Seller's allocable share thereof. Upon final determination of overage rents owed by a tenant under its Lease for the fiscal year under that Lease in which the Closing Date occurs, Seller and Purchaser shall adjust between themselves amounts owed for such fiscal year on account of overage rents, and Seller's allocable share of such overage rents shall be equal to an amount determined by multiplying total overage rents owed by the fraction whose numerator is the number of days in such fiscal year before the Closing Date, and whose denominator is the total number of days in such fiscal year. At the end of the fiscal year for each Lease for which overage rents are due, Purchaser shall promptly bill the amounts due, if necessary. To the extent received by Purchaser under the applicable Lease, Purchaser shall furnish Seller with financial statements indicating the sales and overage (percentage) rent figures for each tenant for all relevant periods. Within fifteen (15) days after collection, Purchaser shall remit to Seller its allocable share, less interim payments previously retained by Seller, if any. If Seller has retained amounts in excess of its allocable share, Seller shall, within fifteen (15) days after notice from Purchaser of the excess owed Purchaser, remit such excess to Purchaser. Any overage rents with respect to Leases terminated before the Closing Date shall belong entirely to Seller, and Purchaser shall remit to Seller all payments made to Purchaser after the Closing Date on account of such overage rents. Any overage rents with respect to Leases commencing on or after the Closing Date shall belong entirely to Purchaser.

            (D)   INTENTIONALLY DELETED.

            (E) COMMON AREA MAINTENANCE CHARGES AND SIMILAR EXPENSES. To the extent tenants under Leases pay monthly estimates of common area maintenance charges and similar expenses (collectively, "Charges") with an adjustment at the end of each fiscal year applicable to Charges, they shall be prorated as of the Closing Date in accordance with this Section 6.02(e). For purposes of this
Section 6.02(e), Taxes shall not be treated as Charges and shall be prorated exclusively under Section 6.02(a) above. Until the adjustment described in this section is made, all amounts received by Seller as interim payments of Charges before the Closing Date shall be retained by Seller, except that all interim payments received by either party for the month in which the Closing Date occurs shall be prorated as between Seller and Purchaser based upon the number of days in that month occurring before the Closing Date and the party receiving the interim payment shall remit to (if received on or after the Closing Date) or credit (if received before the Closing Date) the other party its proportionate share. All amounts received by Purchaser as interim payments of Charges on or after the Closing Date shall be retained by Purchaser until adjustment and determination of Seller's share thereof. At such times as Seller's actual cost of providing common area maintenance services

                                      -10-
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(as the case may be) prior to the Closing Date becomes known, Seller's share of actual Charges for Leases in effect as of the Closing Date shall be determined. If, on the basis of amounts actually incurred and the estimated payments received by Seller prior to the Closing Date, Seller has retained amounts in excess of Seller's actual cost incurred for such item, Seller shall, within fifteen (15) days after either discovery by Seller or notice from Purchaser of the excess owed Purchaser, remit such excess to Purchaser. If, on the basis of the foregoing amounts, Seller has received in estimated payments an amount less than Seller's actual cost incurred for such item, Purchaser shall, within fifteen (15) days after either discovery by Purchaser or notice from Seller of the amount owed Seller, remit such amount to Seller. Purchaser agrees to use commercially reasonable efforts to collect such sums from tenants. Seller shall have and hereby reserves the right to institute legal proceedings for collection of such amounts directly against such tenants; provided, however, Seller shall have no right to institute legal proceedings to terminate such tenant's Lease or evict tenant from the Real Property.

            (f) PREPAID RENTS AND SECURITY DEPOSITS. All prepaid rents and security and other deposits of all tenants under Leases, with interest thereon to the extent any interest is required to be paid to such tenants, shall be delivered by Seller to Purchaser on the Closing Date, or Seller may elect to give Purchaser a credit against the Base Purchase Price in the amount of such prepaid rent or deposits.

            (g) CONTRACTS. Purchaser shall be entitled to a credit against the Base Purchase Price for sums that are due (or accrued) and unpaid as of the Closing Date under any Contracts, and Seller shall be entitled to a credit to the extent that sums have been paid under any Contracts for services to be performed or goods to be delivered after the Closing Date.

            (h) UTILITIES. All utility charges shall be prorated between Purchaser and Seller as of the Closing Date. To the extent feasible, Seller shall arrange for meter readings of metered utilities at the Property on the business day immediately prior to the Closing Date. If such charges and expenses are unavailable on the Closing Date, a readjustment shall be made within ten
(10) days following the availability of meter readings and accurate bills and figures.

            (i) GOVERNMENTAL, UTILITY AND SIMILAR DEPOSITS. Seller shall have the right to the return of any deposit, bond or letter of credit given by Seller to secure any Licenses, utility services or other development obligations in connection with to the Property.

            (j) OTHER ITEMS OF EXPENSE OR RECEIPT. All other customarily prorated items of expense or receipt shall be prorated between the parties hereto as of the Closing Date. Except with respect to items prorated at the Initial Closing or as otherwise expressly provided in this Agreement, Seller shall be responsible for payment of any and all bills or charges incurred prior to the Closing Date for work, services, supplies or materials, and Purchaser shall be responsible for payment of any and all bills or charges incurred on or after the Closing Date for work, services, supplies or materials.

            (k) ADJUSTMENTS. All revenue from the Property, utility charges and other operating expenses shall be prorated at the Initial Closing effective as of 11:59 p.m. the day before the Closing Date. Prorations shall be accomplished by an adjustment in the Base

                                      -11-
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Purchase Price due Seller on the Closing Date. Each party's respective obligations under this Article VI to reprorate, reallocate, reimburse or pay the other party shall survive the Initial Closing and any Earnout Closings and shall not merge into any instrument of conveyance delivered at the Initial Closing or any Earnout Closing. The parties shall work together to arrive at final adjustments as soon as practicable and shall remit any amounts owed promptly upon such determination.

            (l) COLLECTIONS AND APPLICATION OF PAYMENTS AFTER CLOSING. After the Closing Date, Purchaser shall bill tenants for all amounts due under I Leases, including amounts accruing prior to the Closing Date. Purchaser shall prepare and send to tenants all tax bills, expense statements and other data required by Leases, and Seller shall cooperate and assist Purchaser in preparing same as may be reasonably required and requested by Purchaser. Any amounts or charges payable by tenants on or after the Closing Date with respect to which Seller is entitled to receive a share under this Agreement and any amount due and owing Seller before the Closing Date by tenants under the Leases which are unpaid on the Closing Date, are collectively herein called "Delinquent Amounts." Notwithstanding the foregoing or any direction from tenants to the contrary, rental and other payments received by Purchaser or Seller from tenants shall be first applied toward the actual out-of-pocket costs of collection paid to third parties other than the managing agent of the Property, then toward the payment of accrued and unpaid rent and other charges owed to the Purchaser, and any excess monies received shall be applied toward the payment of Delinquent Amounts. Purchaser may not waive any Delinquent Amounts nor modify a Lease so as to reduce amounts or charges owed under Leases for any period in which Seller is entitled to receive a share of charges or amounts, without first obtaining Seller's written consent. During the first twelve (12) months after the Closing Date, Seller shall have and reserves the right to pursue any remedy against any tenant owing Delinquent Amounts provided that (i) Seller shall notify Purchaser of its intent to institute any legal proceeding, (ii) Seller shall in no event institute any proceeding to evict or dispossess a tenant from the Real Property, and (iii) Seller shall not take any action which would limit Purchaser's rights to pursue any remedy Purchaser may have for a default under any Lease, Purchaser may, by written notice to Seller within ten (10) days of receipt of Seller's notice, restrict Seller from collecting such Delinquent Amounts, but only if Purchaser first pays Seller such Delinquent Amounts in exchange for Seller's assignment to Purchaser of all of Seller's rights and causes of action with respect thereto. With respect to Delinquent Amounts owed by tenants who are no longer tenants of the Property as of the Closing Date, Seller shall retain all rights relating thereto.

            6.03 CLOSING COSTS. Seller shall pay all charges customarily attributable to sellers including, without limitation, all title charges and premiums (but not any title endorsement charges), and all municipal, state and county transfer taxes. Purchaser shall pay all charges customarily attributable to purchasers including, without limitation, all recordation charges, all title endorsement charges and title insurance and money-lender's escrow charges incurred in connection with any mortgage loans obtained by Purchaser, and all third party costs (other than costs incurred or required to be incurred by Seller) associated with Purchaser's due diligence investigations and tests). The parties shall share equally the cost of the Survey and shall each be solely responsible for the fees and disbursements of their respective counsel and other professional advisors in closing this transaction. In connection with each Earnout Closing.

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Seller shall pay for the date down endorsement to the Title Policy and the cost of any update to the Survey required under Section 3.02.

                                   ARTICLE VII

                                     ESCROW

      7.01 ESCROW. The parties, through their respective attorneys, shall establish an escrow with the Escrowee through which the transaction contemplated hereby shall be closed (the "Escrow") and into which Purchaser shall cause the Deposit to be deposited. Purchaser, at its sole option, shall direct the Escrowee to invest any cash portion of the Deposit in accounts or securities permitted by Escrowee at the highest available rate of interest, which interest shall be paid to Purchaser (except to the extent otherwise provided in Sections 3.0l(a) and 16.01 hereof). The escrow instructions shall be in the usual form of deed and money escrow agreement customarily used by the Escrowee with such special provisions added thereto as may be required to conform to the provisions of this Agreement and so as to provide for a so-called "New York style" closing requiring the simultaneous delivery of the Deed to Purchaser and disbursement of the Base Purchase Price proceeds to Seller as contemplated by
Section 15.05 hereof. Upon creation of the Escrow, anything herein to the contrary notwithstanding, the payment of the Base Purchase Price and delivery of the Deed and other documents required to be delivered at the Initial Closing shall be made through the Escrow. Said Escrow shall be auxiliary to this Agreement, and this Agreement shall not be merged into nor in any manner superseded by said Escrow. In the event of any inconsistencies between the terms and provisions of this Agreement and the terms and provisions of the Escrow, the terms and provisions of this Agreement shall govern and control. The Escrow costs and fees shall be equally divided between Purchaser and Seller.

                                   ARTICLE VII

                                    BROKERAGE

      8.01 BROKERAGE. Purchaser hereby represents and warrants to Seller that Purchaser has not dealt with any broker or finder in respect to the transaction contemplated hereby other than Holliday, Fenoglio, Fowler, L.P. (the "Broker") and Purchaser hereby agrees to indemnify Seller for any claim for brokerage commission or finder's fee asserted by a person, firm or corporation claiming to have been engaged by Purchaser. Seller hereby represents and warrants to Purchaser that Seller has not dealt with any broker or finder in respect to the transaction contemplated hereby other than the Broker, and Seller hereby agrees to indemnify Purchaser for any claim for brokerage commission or finder's fee asserted by a person, firm or corporation claiming to have been engaged by Seller, including Broker. Seller shall pay the commission due to Broker pursuant to Seller's separate agreement with Broker.

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                                   ARTICLE IX

                            CASUALTY AND CONDEMNATION

      9.01 CASUALTY. If, prior to the Closing Date, the Real Property and the improvements thereon shall be destroyed or damaged in an amount in excess of the Material Damage Amount (as hereinbelow defined), by fire or other casualty, or if the premises of any tenant of the Building are damaged as a result of fire or other casualty to such extent that such tenant is entitled pursuant to its Lease to terminate its Lease and does so as a result of such casualty loss, then either Seller or Purchaser shall have the option to terminate this Agreement by written notice to the other party within ten (10) days after such party has received notice of the casualty, in which event all documents shall be returned to the respective parties, and the Deposit shall be promptly returned to Purchaser, and thereupon, this Agreement shall terminate, and neither party shall have any further rights or obligations hereunder except any Surviving Obligations. Seller agrees to give Purchaser notice of any fire or other casualty within forty-eight (48) hours after learning of any such event. The failure of either party to give such notice of termination within the aforesaid ten (10) day period shall be conclusive evidence that such party has waived such option to terminate. In the event of fire or other casualty causing damage (a) in an amount less than the Material Damage Amount, or (b) in an amount more than the Material Damage Amount or if a tenant of the Building terminates its Lease as a result of such casualty loss, but with respect to which either party has not elected to terminate this Agreement as aforesaid, then, provided Purchaser has waived all conditions precedent to Purchaser's obligation to perform hereunder, Purchaser shall have the right to control the adjustment and settlement of any insurance claim relating to said damage, and upon the Closing Date Seller shall assign to Purchaser the interest of Seller in and to any insurance proceeds with respect to said damage. In such event, Seller will also credit against the Base Purchase Price the amount of any deductible on Seller's casualty and insurance policies covering said damage. For the purposes hereof, the term "Material Damage Amount" shall mean damage, the repair cost of which is reasonably estimated by Seller to be in excess of an amount of money equivalent to two and one-half percent (2.5%) of the Base Purchase Price. If the Closing Date is less than ten (10) days following the last day on which either party is entitled to elect to terminate this Agreement, then the Initial Closing shall be delayed until such election is made or deemed to have been made.

      9.02 CONDEMNATION. If, prior to the Closing Date, any judicial, administrative or other proceeding relating to the proposed taking of any portion of the Real Property by condemnation or eminent domain or any act in the nature of eminent domain is instituted, Seller hereby agrees to furnish Purchaser written notification with respect to any such proceeding within forty-eight (48) hours of Seller's learning of the same, and Purchaser shall have the option, if such proceeding relates to a Substantial Portion (as hereinafter defined) of the Real Property or will enable any tenant under its Lease to terminate its Lease, to terminate this Agreement by giving Seller written notice of such termination within ten (10) days after receipt of written notification of any such proceeding. Purchaser's failure to give such notice in such time shall be conclusive evidence that Purchaser has waived such option to terminate and, in such event, Purchaser shall be credited (against the Base Purchase Price if any proceeds or award has been paid to Seller) or assigned, at the Initial Closing, all of Seller's rights to any proceeds or award for such taking. Should Purchaser elect to terminate this Agreement due to any such

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proceeding, the Deposit shall immediately be returned to Purchaser, and thereupon, this Agreement shall terminate, and neither party shall have any further rights or obligations hereunder except any Surviving Obligations. If the proceeding does not involve a Substantial Portion of the Real Property and does not enable any tenant to terminate its Lease, Purchaser shall not have the right to terminate this Agreement but shall be credited (against the Purchase Price if any proceeds or award has been paid to Seller) or assigned, at the Initial Closing, all of Seller's rights to the proceeds or award relating thereto. For the purposes of this paragraph, the proceeding shall be deemed to involve a "Substantial Portion" of the Real Property if the proceeding (i) reduces the net rentable square feet of the Building, (ii) causes a deprivation of access to the Real Property, or (iii) involves a taking of parking areas located on the Real Property such that subsequent to such taking, the Property will be in violation of applicable zoning codes and ordinances, or in violation of parking requirements contained in any of the Leases.

                                    ARTICLE X

                         AFFIRMATIVE COVENANTS OF SELLER

      10.01 AFFIRMATIVE COVENANTS OF SELLER.

            (a) MAINTENANCE OF PROPERTY. From the date hereof to the Closing Date, Seller shall (i) maintain the Property free from waste and neglect and in good order and repair, and (ii) keep and perform or cause to be performed all required obligations of the landlord under the Leases, and of the Seller under the Contracts, Licenses and Legal Requirements. Subject to the Initial Closing and the provisions of Article IX, on the Closing Date, Seller shall tender possession of the Property to Purchaser in substantially the same physical condition the Property was in on the date hereof, except for ordinary wear and tear and the ongoing Work or the construction of the Vacant Space, if any.

            (b) INSURANCE. From the date hereof to the Closing Date, Seller shall maintain or cause to be maintained all existing liability, casualty and other insurance upon and in respect to the Property.

            (c) OPERATION AND MANAGEMENT. From the date hereof to the Closing Date, Seller shall operate and manage the Property in the same manner as it has been operated and managed heretofore, provided that during said period, without the prior written consent of Purchaser (which consent shall not be unreasonably withheld or delayed and shall be deemed given if Purchaser fails to respond to a request for consent within five (5) days), Seller shall not do, suffer or permit, or agree to do, any of the following:

                  (i) Enter into any transaction with respect to or affecting the Property out of the ordinary course of business;

                  (ii) Sell, encumber or grant any interest in the Property or any part thereof in any form or manner whatsoever;

                  (iii) Enter into, amend, waive any rights under, terminate or extend any Contract or Lease (except in connection with the Work or the construction or leasing of the Vacant Space); or

                  (iv) Remove from the Real Property any of the fixtures thereon or any of the Personal Property except if replaced with fixtures or Personal Property of equal or greater value and utility (other than in connection with the Work or the construction of the Vacant Space).

            (d) LICENSES. Seller shall use commercially reasonable efforts to preserve in force all existing Licenses and to cause all those expiring to be renewed prior to the Closing Date. If any such Licenses shall be suspended or revoked, Seller shall promptly so notify Purchaser.

            (e) OUTSTANDING MECHANICS' LIENS. Seller shall be and remain responsible for all obligations under any outstanding contracts made by Seller for any improvements to the Property which are not assumed by Purchaser at the Initial Closing and for any outstanding or new contracts in connection with Seller's performance of the Work, and Seller shall cause to be discharged or insured over (by payment, bond, title insurance endorsement or otherwise) all mechanics' and material liens arising from any labor or materials furnished to the Property for such work (other than obligations that are properly the obligations of the tenants under the Leases or any third party).

            (f) CERTIFICATE OF ENVIRONMENTAL REPORTS. Seller shall use good faith efforts without additional cost or expense to Seller to have the Environmental Reports (as hereinafter defined) certified in favor of Purchaser.

            (g) PURCHASER'S AUDIT OF BOOKS AND RECORDS. During the Inspection Period and for a period of one hundred twenty (120) days from and after the Closing Date, Seller shall reasonably cooperate, at no cost or additional obligation to Seller, with Purchaser and Purchaser's auditors in the preparation of an audit of the books and records related to the income derived and expenses incurred in connection with Seller's operation of the Property for calendar year 2003; it being agreed that Purchaser shall reimburse any and all out-of-pocket expenses incurred by Seller in connection with its cooperation with such audit.

            (h) WORK. As more particularly set forth below, Seller shall remain responsible, following the Initial Closing, for completing the tenant build-out work (including punch-list items to be completed by Seller at Seller's sole cost and expense) for Initial Tenants who have not accepted their space "as-is" (subject only to punch-list items to be completed by Seller at Seller's sole cost and expense), taken total possession, opened for business and commenced paying full rental payments, including CAM, taxes and insurance on a pro-rata basis per their respective leases on or before the Initial Closing ("Pending Initial Tenants") and shall be responsible for their base rent and pro-rata share of CAM, taxes and insurance for the initial term of their leases until such Pending Initial Tenants accept their space "as-is" (subject only to punch-list items to be completed by Seller at Seller's sole cost and expense), take total possession, open for business and commence paying full rental payments, including CAM, taxes and insurance on a pro-rata basis per their respective leases. Seller shall also be responsible, as

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more particularly set forth below, for the payment of CAM, taxes and insurance for the Vacant Space on a pro-rata basis for a maximum period of 24 months following the Initial Closing.

                  (i) Seller shall have the right to execute construction contracts and related agreements (collectively, the "Work Documents") for the performance of the work to be performed in respect of the tenant build-out for the Pending Initial Tenants as required to be performed by the landlord per their respective Leases and the construction of and tenant build-out work for the Vacant Space as required to be performed by the landlord per any leases for such Vacant Space (collectively, the "Work"). The Work will be completed lien-free and in a good and workmanlike manner. In connection with the Work by Seller, its employees, contractors, consultants, agents and other representatives (any and all of the foregoing, "Seller's Representative(s)"), Seller agrees as follows: (i) all of the Work shall be subject to the rights of the various tenants in possession of the Land and/or improvements thereon, and shall be conducted in such a manner so as to minimize, to the greatest extent reasonably practicable, any disruption to their respective business activities;
(ii) Seller shall request from third parties acting as Seller's Representative(s) that they provide Purchaser with certificates of insurance issued by reputable insurers having a rating of at least "A" by A.M. Best Company evidencing current worker's compensation insurance meeting the legally mandated limits of coverage as well as commercial general liability insurance on an occurrence basis with coverage limits of not less than Two Million Dollars ($2,000,000) combined single limit per occurrence for personal liability (including bodily injury and death) and not less than One Million Dollars ($1,000,000) per occurrence for property damage and with endorsements (copies to be provided to Purchaser) providing that such coverages are primary; and (iii) Seller at its own expense shall promptly repair any and all damage resulting from the activities of Seller's Representatives on or about the Land and/or improvements thereon and Seller shall indemnify, defend and hold Purchaser harmless from and against any and all claims, actions, suits, demands, losses, damages, liabilities, obligations, judgments, settlements, awards, penalties, costs and expenses (including without limitation reasonable attorneys fees and expenses) for any and all mechanics liens, property damage (including without limitation environmental contamination), personal injury or death incurred by Purchaser as a result of any and all acts or omissions of Seller's Representatives on or about the Land and/or improvements thereon. At Closing, Seller shall cause ORIX Real Estate Equities, Inc. to guaranty Seller's obligation to complete the tenant build-out work for the Pending Initial Tenants pursuant to a guaranty agreement in form and substance reasonably acceptable to Purchaser.

                  (ii) At the Initial Closing, Seller and Purchaser shall enter into a mutually agreeable non-cancelable license agreement (the "License Agreement") pursuant to which Purchaser shall grant Seller a license to enter the space of Pending Initial Tenants and the Vacant Space, for the purpose of
(A) completing the tenant build-out work required under the Pending Initial Tenant Leases and re-leasing the Pending Initial Tenant space, should any Pending Initial Tenant fail to accept its space "as-is" (subject only to punch-list items to be timely completed by Seller at Seller's sole cost and expense), take total possession, open for business and commence paying full rental payments, including CAM, taxes and insurance on a pro-rata basis per their respective leases and (B) constructing the Vacant Space, leasing the Vacant Space, and completing any required tenant build-out of the Vacant Space. The license shall be for a period of six (6) years from the Initial Closing for the Pending Initial Tenant space and for a period of 24 months from the Initial Closing for the Vacant Space. Seller shall deposit

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into a joint order escrow (the "Post-Closing Escrow), out of the Base Purchase
Price proceeds, an amount sufficient to pay the base rent, and estimated CAM, taxes and insurance for all Pending Initial Tenants for the initial term of their respective leases (the "Initial Tenant Funds") and an amount sufficient to pay the pro-rata share of estimated CAM, taxes and insurance allocable to the Vacant Space for a period of the first 24 months after the Initial Closing (the "Vacant Space Funds"). The Initial Tenant Funds and the Vacant Space Funds shall be disbursed to Purchaser on a monthly basis, based upon the monthly allocation of the same; provided, however, that upon a Pending Initial Tenant (or a replacement tenant meeting the criteria in subsection (iv) below) or the tenant of all or a portion of the Vacant Space accepting their space "as-is" (subject only to punch-list items to be completed timely by Seller at Seller's sole cost and expense), taking total possession, opening for business and commencing paying full rental payments, including CAM, taxes and insurance on a pro-rata basis per their respective leases, all Initial Tenant Funds or Vacant Space Funds, as applicable, related to such space then remaining in the Post-Closing Escrow (subject to the provisions of subsection (iv) below) shall be promptly released to Seller. If any Initial Tenant Funds remain in the Post-Closing Escrow at the expiration of the six (6) year license term and any tenant, whether procured by Seller or Purchaser, accepts any portion of the Pending Initial Tenant space to which such Initial Tenant Funds relate, "as-is" (subject to punch-list items to be timely completed by the landlord), takes total possession, opens for business and commences paying any portion of base rent, CAM taxes and insurance ("Replacement Tenant Payments"), an amount equal to the Replacement Tenant Payments payable by such tenant over the term of its lease, for which Seller would otherwise be responsible hereunder shall be released and delivered to Seller from the Post-Closing Escrow. The amounts placed into the Post-Closing Escrow for CAM, taxes and insurance are estimates and such amounts shall be promptly readjusted between Seller and Purchaser at the earliest time at which Purchaser readjusts CAM, taxes and insurance with any tenants at the Property.

                  (iii) The License Agreement shall further provide that if Seller has met all landlord obligations with respect to tenant build-out work for a tenant, but such tenant fails to accept its space "as-is" (subject only to punch-list items to be timely completed by Seller at Seller's sole cost and expense), take total possession, open for business or commence paying full rental payments, including CAM, taxes and insurance on a pro-rata basis per their respective leases, and is therefore in default under its lease, Purchaser will, provided that any amounts escrowed with respect to such tenant continue to be disbursed to Purchaser on a monthly basis out of the Post-Closing Escrow, at Seller's cost and expense, follow Seller's direction with respect to remedial action against such tenant, including, if Seller so desires, commencing and prosecuting eviction proceedings or other legal proceedings against such tenant. Any settlement with any such defaulting tenant shall be subject to Seller's approval, not to be unreasonably withheld or denied, and any settlement payment made by any such tenant shall belong to Seller.

                  (iv) The License Agreement shall also provide that Purchaser shall, agree, upon Seller's request, to enter into and shall enter into leases for the Pending Initial Tenant space (if any Lease with a Pending Initial Tenant is terminated) or the Vacant Space, as applicable, if the following criteria are met: (i) the tenant shall (A) (I) be a national or regional retail, service or restaurant tenant or a local merchant with an established record of more than three (3) years of successful business operations in the type of business to be operated at the Property, and shall have a net worth equal to at least three years of the total aggregate annualized rent, including all estimated pass through expenses such tenant will pay at the Property, or (II)

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such tenant shall have provided other security for its rental payments, in the form of a guaranty, letter of credit, or other support reasonably satisfactory to Purchaser, and (B) not then be the subject of bankruptcy or other insolvency proceedings; (ii) the minimum base rent for such space shall be no less than the minimum base rent set forth for such space on EXHIBIT L attached hereto and made a part hereof and the tenant shall be responsible for its pro-rata share of CAM, taxes and insurance (provided, however that with respect to Pending Initial Tenant space, if such rent is below the minimum base rent for such space set forth on EXHIBIT L, Purchaser shall nonetheless be obligated to accept such tenant provided that an amount equal to the difference between the actual rent and the minimum base rent set forth for such space on EXHIBIT L shall remain in the Post-Closing Escrow and be paid to Purchaser on a monthly basis to make up such deficiency); (iii) the term of the lease shall be equal to at least 5 years, provided, however, that with respect to Pending Initial Tenant Space, Purchaser shall accept a lease of 3 years or more, provided that either the term extends until the date that is 5 years from the date of the Initial Closing or if such term expires before the date that is 5 years from the date of the Initial Closing, an amount equal to the minimum base rent, and estimated CAM, taxes and insurance for the period between the end of the lease and 5 years from the date of the Initial Closing shall remain in the Post-Closing Escrow and be paid to Purchaser on a monthly basis after expiration of such lease; (iv) the tenant's intended use must not violate any other exclusive rights contained in the leases of other tenants at the Property or any restrictions applicable to the Property and must be a use typically found in retail shopping centers similar to the Property; (v) the lease must not contain any rent concessions which will not be paid to Purchaser, either out of the escrow or by Seller; (vi) the lease shall not contain any extensions of the term without increases in base rent reasonably acceptable to Purchaser; and (vii) the lease shall not contain any co-tenancy requirements, early termination rights or any sales kick-out clauses.

                                   ARTICLE XI

                          REPRESENTATIONS OF PURCHASER

      11.01 REPRESENTATIONS OF PURCHASER. Purchaser hereby warrants and represents to Seller as of the date hereof that:

            (a) AUTHORITY, DUE ORGANIZATION. Purchaser has the full right, power, and authority to purchase the Property as provided herein and to execute, deliver, and carry out all of the provisions of this Agreement. The execution and delivery of this Agreement and any other documents required of Purchaser hereunder and the performance and observance of all of its terms, conditions, and obligations, have been or will be duly authorized by all necessary action of Purchaser. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Illinois.

            (b) FINANCIAL ABILITY. Purchaser is and, to Purchaser's knowledge, on the Closing Date will be, financially able to consummate this Agreement in the manner herein contemplated.

                                  ARTICLE XII

                           REPRESENTATIONS OF SELLER

      12.01 REPRESENTATIONS OF SELLER. Seller hereby represents and warrants to Purchaser as of the date hereof that:

            (a) AUTHORITY, DUE ORGANIZATION. Seller has full right, power and authority to sell, convey, transfer, and assign the Property to Purchaser as provided herein and to execute, deliver, and carry out all of the provisions of this Agreement. The execution and delivery by Seller of this Agreement and any other documents required of Seller hereunder and the performance and observance of all of its terms, conditions, and obligations, have been or will be duly authorized by all necessary action of Seller. Seller is a general partnership validly formed and existing under the laws of Illinois.

            (b) LEASES. The Leases listed in EXHIBIT B are all of the leases affecting the Real Property as of the date hereof, except for leases entered into with respect to the Vacant Space which are listed separately on EXHIBIT B. To the best of Seller's knowledge, except as set forth in EXHIBIT B, as of the date hereof: (1) all tenants under the Leases, other than the Pending Initial Tenants, are occupying their respective leased premises; (2) all Leases are in good standing and are in full force and effect; (3) all of landlord's obligations under the Leases, including with respect to the Building the obligation to build out space to the specifications provided in the Leases, have been satisfied other than the Work and any minor punch-list matters outstanding, which Seller shall complete; (4) Seller has not received any notice from any tenant under a Lease alleging that Seller is in default thereunder; (5) there is no material monetary default and to the best of Seller's knowledge, no material non-monetary default by any tenant under a Lease; (6) the Leases do not grant any tenants thereunder an option or right of first refusal to purchase the Property; and (7) there are no remaining unutilized or unpaid rent concessions or tenant improvement allowances under the Leases, except as set forth on
EXHIBIT I (subject, however to the landlord obligations with respect to the Work). For purposes of this Section 12.01(b) only, a material monetary default shall be deemed to have occurred if a sum in excess of one month's rent is past due and the applicable cure period shall have expired.

            (c) CONTRACTS. The Contracts listed in EXHIBIT D hereto and the Work Documents are the only Contracts known to Seller which will affect the Property after the Closing Date. To the best of Seller's knowledge, each of the Contracts is at present in good standing in full force and effect and has not been and will not be modified or amended, except for the Work Documents (which have not been executed as of the date hereof) and except as otherwise indicated in EXHIBIT D hereto. Each Contract represents the complete agreement between Seller and such other party as to the services to be performed thereunder and the compensation to be paid for such services, and, to the best of Seller's knowledge, such other parties possess no unsatisfied claim against Seller. To the best of Seller's knowledge, no portion of the Property shall be subject at the Initial Closing to the burdens and obligations of any management agreement relating to the Property.

            (d) LICENSES. The Licenses listed in EXHIBIT C and any licenses issued in connection with the Work are all of the Licenses from governmental authorities held by Seller in connection with its ownership and operation of the Real Property and Personal Property. To the best of Seller's knowledge, each of the Licenses is in full force and effect and in good standing. Seller has not received notice of any intention on the part of the issuing authority to cancel, suspend or modify any of the Licenses or to take any action or institute any proceedings to effect such a cancellation, suspension or modification.

            (e)   INTENTIONALLY DELETED.

            (f) POSSESSION. To the best of Seller's knowledge, except for Seller and tenants under the Leases and except for any rights granted to any third parties pursuant to any Permitted Title Exceptions, there are no persons in possession or occupancy of the Real Property or any part thereof, nor are there any persons who have possessory rights with respect to the Real Property or any part thereof.

            (g) COMPLIANCE WITH LEGAL REQUIREMENTS. To the best of Seller's knowledge, the improvements on the Property are presently used and operated in compliance by Seller (as distinguished from the compliance by a tenant under any Lease whereby the terms of such Lease provide that the tenant and not Seller is responsible for such compliance) with all Licenses and all Legal Requirements. Seller has not received notice of any violation of Legal Requirements applicable to any tenant.

            (h) LITIGATION. Seller has received no notice of, and to the best of Seller's knowledge there are no, claims, causes of action or other litigation or proceedings pending with respect to the Property or Seller's ownership interest therein or any part thereof except as set forth on EXHIBIT E attached hereto.

            (i) VIOLATIONS OF LEGAL REQUIREMENTS. Seller has received no notice of any violations of Legal Requirements in respect to the Property, which have not been entirely corrected.

            (j) CONDEMNATION; ASSESSMENTS. Seller has no knowledge of, and Seller has received no notice from any person or entity with respect to any existing or pending (i) condemnation of any part of the Real Property; or (ii) special tax or assessment to be levied against the Real Property.

            (k) ENVIRONMENTAL MATTERS. Except as set forth in (i) the Phase I Environmental Site Assessment, dated June 25, 2001, prepared by Reed Engineering Group, Ltd., Project No. 7947, as updated on June 13, 2002 and (ii) the ACOE Wetland Permit Closure Letter (collectively, the "Environmental Reports"), to the best of Seller's knowledge, (i) no Hazardous Materials (as defined below) are presently located on the Real Property or have been released into the environment, or discharged, placed or disposed of at, on or under the Real Property; (ii) no underground storage tanks are located on the Real Property; and (iii) the Real Property has never been used as a dump for Hazardous Materials.

      The term "Hazardous Materials" shall mean any substance, material, waste, gas or particulate matter which is regulated by any local governmental authority, the State of Washington, or the United States Government, including but not limited to, any material or substance which is (i) defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," or "restricted hazardous waste" under any provision of Washington law; (ii) petroleum; (iii) asbestos; (iv) polychlorinated biphenyl; (v) radioactive material; (vi) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C.
Section 1251 et seq. (33 U.S.C. Section 1317); (vii) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903); or (viii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601). The term "Environmental Laws" shall mean all statutes specifically described in the foregoing sentence and all federal, state and local environmental health and safety statutes, ordinances, codes, rules, regulations, orders and decrees regulating, relating to or imposing liability or standards concerning or in connection with Hazardous Materials.

            (l) LEASING COMMISSIONS. As of the Closing Date, there shall be no leasing commissions due and payable on account of any Lease or which may become due thereafter upon the renewal of the Leases as a result of any agreement entered into by the Seller, other than as set forth on EXHIBIT I attached hereto and made a part hereof, which such leasing commissions Seller shall be cause to be paid as set forth on EXHIBIT I.

            (m) UNEMPLOYMENT TAXES. Seller has paid all unemployment taxes with respect to its employees, if any, that are currently due and owing.

            (n) REAL PROPERTY CONDITION. To Seller's knowledge as of the date hereof, the roof of the Building is free of leaks and there are no material physical or structural defects applicable to the improvements on the Real Property. For purposes of this subsection, a defect shall be deemed to be "material" if the cost to correct such defect or to repair and restore the damage resulting therefrom exceeds or would exceed the sum of Ten Thousand Dollars ($10,000.00) on an individual basis or for a series of related defects. The foregoing representation shall not be construed to mean that the Real Property shall remain in the condition represented after the Closing Date.

            (o) CAM CHARGES. To Seller's knowledge, Seller is not delinquent in its obligation to pay any common area maintenance charges under any reciprocal easement agreement.

      12.02 SUBSEQUENT VARIANCES IN REPRESENTATIONS OF SELLER.

            (a) In the event at any time prior to the Initial Closing or any Earnout Closing, as applicable, Seller or Purchaser learns or has reason to believe that any of the representations and warranties by Seller under Section
12.01 hereof are no longer accurate (or will not be accurate at the Initial Closing or any Earnout Closing, as the case may be), such party shall promptly notify the other party by a written notice (a "Variance Notice") and, in the Variance Notice, specify the factors rendering or likely to render such representation and warranty inaccurate (the "Variance"). Within ten (10) days of delivering or receiving a Variance Notice, Seller shall deliver to Purchaser written notice whether it has elected to cure the underlying facts or circumstances causing the Variance (it being agreed that the failure to deliver such notice shall be deemed Seller's election not to cure the Variance). If Seller elects to cure the Variance, Seller will exercise reasonable efforts to effectuate the cure on or before the Initial Closing or the

Earnout Closing, as applicable and the Initial Closing or Earnout Closing, as applicable, may be delayed by Seller as necessary for a period not to exceed thirty (30) days while it attempts to cure the same. If Seller ultimately fails to cure such Variance, then the parties shall treat such failure as if Seller had elected not to cure the Variance pursuant to subsection 12.02(b) below.

            (b) If Seller elects not to cure the Variance and the Initial Closing has not occurred, this Agreement shall, at the sole election of Purchaser exercisable by written notice to Seller delivered not later than five
(5) business days after Seller has, or has been deemed to have, elected not to cure the Variance, be terminated, whereupon the Deposit shall be returned to Purchaser and the parties shall have no further rights hereunder except with respect to the Surviving Obligations. However, if Purchaser does not terminate the Agreement, the representations and warranties in Section 12.01 shall be deemed to be modified by the Variance. If Seller elects not to cure the Variance and the Initial closing has occurred, but any particular Earnout Closing has not occurred, then the parties shall negotiate an appropriate adjustment to the Earnout Purchase Price for such Earnout Closing based on reasonably anticipated costs to Purchaser, if any, of curing such Variance and proceed to the Earnout Closing in which case the representations and warranties shall be deemed modified by such Variance.

      12.03 PURCHASER'S KNOWLEDGE AS TO REPRESENTATIONS OF SELLER. Notwithstanding anything in this Agreement to the contrary, if (i) on the date hereof Purchaser has knowledge that any of Seller's representations or warranties set forth in Section 12.01 are untrue in any respect, then the breach by Seller of the representations or warranties as to which Purchaser has such knowledge shall be deemed waived by Purchaser and Seller shall not be in default hereunder and shall have no liability to Purchaser or its successors or assigns in respect thereof, or (ii) after the date hereof and prior to the Initial Closing or any Earnout Closing, as applicable, Purchaser obtains knowledge that any of Seller's representations or warranties set forth in this Agreement, or any of Seller's representations or warranties made in any documents delivered by Seller in connection with the Initial Closing or Earnout Closing, as applicable, are untrue in any respect but Purchaser elects nonetheless to proceed with the Initial Closing, or Earnout Closing, as applicable, then the breach by Seller of such representations or warranties shall be deemed waived by Purchaser, and Seller shall not be in default hereunder and shall have no liability to Purchaser or its successors or assigns in respect thereof following the closing for the breach of such representations or warranties. For purposes of this
Section 12.03, Purchaser shall be deemed to have or to have obtained knowledge of any such matter or thing only if such matter or thing (i) is set forth in any Lease, Contract, License, estoppel letter or any other document delivered to Purchaser or Purchaser's attorneys including without limitation those referenced or disclosed on any of Exhibits B, C, D and E attached hereto, (ii) was set forth or referenced in any written studies or reports furnished to Purchaser or Purchaser's attorneys including without limitation the Title Commitment and any date downs thereof in connection with any Earnout Closing and environmental reports, (iii) was set forth or referenced in any letter, memorandum, or other written communication provided to Purchaser or Purchaser's attorneys, or (iv) was otherwise within the actual knowledge of Purchaser or Purchaser's attorneys.

                                  ARTICLE XIII

                                RIGHT TO INSPECT

      13.01 DOCUMENTS. Except as otherwise stated below, Purchaser acknowledges that it has received the following for Purchaser's inspection:

                  (i)    The Leases, Contracts and Licenses;

                  (ii) To the extent the same exist and are in Seller's possession, as-built plans and specifications for the improvements on the Real Property (Seller shall deliver the same, to the extent the same exist and are in Seller's possession, no later than three (3) business days after the date hereof);

                  (iii) To the extent the same exist and are in Seller's possession, structural and other construction-related inspection reports for the Real Property (Seller shall deliver the same, to the extent the same exist and are in Seller's possession, no later than three (3) business days after the date hereof);

                  (iv) Tenant files (exclusive of any materials subject to the attorney/client privilege or which incorporate Seller's internal financial analyses or any third party offers to purchase the Property) (Seller shall deliver the same, to the extent the same exist and are in Seller's possession, no later than three (3) business days after the date hereof);

                  (v)    The Environmental Report;

                  (vi) 2003 statements of income and expenses for the Property;

                  (vii)  2003 and 2004 calendar year operating budget; and

                  (viii) The Chapter 380 Agreement, and to the extent the same exist and are in Seller's possession, any ancillary agreements related thereto (it being acknowledged that Purchaser has not received any of such ancillary agreements related to the Chapter 380 Agreement. Seller shall, to the extent the same exist and are in Seller's possession, deliver the same to Purchaser within three (3) business days of the date of this Agreement).

      13.02 RIGHT TO INSPECT.

            (a) During the time period commencing as of the date hereof and expiring on the date thirty (30) days after the date hereof (the "Inspection Period"), Purchaser, at its own cost and expense, may cause one or more studies, tests, analyses, reviews and other inquiries and investigations of the Land, Building and common areas and facilities relating thereto and otherwise with respect to the Property (collectively, "Purchaser's Investigations") as Purchaser reasonably deems appropriate (subject to the provisions of this Agreement) in order to determine Purchaser's satisfaction, in its sole discretion, with all of the same. Purchaser, as part of Purchaser's Investigations during the Inspection Period, may also interview the tenants and review the Leases, any reciprocal easement or operating agreements, any management agreements, service contracts, construction contracts and other third party agreements pertaining to the Property as well as any guarantees and warranties which Seller received from any contractors and/or subcontractors pertaining to the Property which will continue in force beyond the closing. Seller shall cooperate with Purchaser in order to afford Purchaser reasonable access to all of Seller's files and records regarding the development, ownership and operation of Property (it being understood that Seller may withhold access to files and records containing material which is subject to the attorney/client privilege or which incorporates Seller's internal financial analyses or any third party offers to purchase the Property) including without limitation by providing access to copies of any Phase I and Phase II Environmental Reports and licenses and permits relating to the Property which are in Seller's possession as well as physical access to the Real Property in order to conduct those of Purchaser's Investigations which are to be performed on-site at the Real Property. Seller will also reasonably cooperate with Purchaser and its representatives in order to help facilitate Purchaser's audit of the books and records relating to the income derived and expenses incurred in connection with Seller's ownership and operation of the Property for the most recently completed year of operations; it being understood however that Purchaser shall reimburse any and all out-of-pocket expenses incurred by Seller in connection with its cooperation with such audit.

            (b) In connection on with any and all entries upon the Land by Purchaser, its employees, contractors, consultants, agents and other representatives (any and all of the foregoing, "Purchaser's Representative(s)"), Purchaser agrees as follows: (i) all of Purchaser's Investigations on or about the Land shall be conducted only following reasonable (and in no event less than one (1) business day) prior written notice to Seller, and shall occur during normal business hours and in the company of Seller's representative(s) at the Property; (ii) all of Purchaser's Investigations shall be subject to the rights of the various tenants in possession of the Land and/or improvements thereon, and shall be conducted in such a manner so as to minimize, to the greatest extent reasonably practicable, any disruption to their respective business activities; (iii) Purchaser shall request from third parties acting as Purchaser's Representative(s) that they provide Seller with certificates of insurance issued by reputable insurers having a rating of at least "A" by A.M. Best Company evidencing current worker's compensation insurance meeting the legally mandated limits of coverage as well as commercial general liability insurance on an occurrence basis with coverage limits of not less than Two Million Dollars ($2,000,000) combined single limit per occurrence for personal liability (including bodily injury and death) and not less than One Million Dollars ($1,000,000) per occurrence for property damage and with endorsements (copies to be provided to Seller) providing that such coverages are primary;
(iv) Purchaser at its own expense shall promptly repair any and all damage resulting from the activities of Purchaser's Representatives on or about the Land and/or improvements thereon and Purchaser shall indemnify, defend and hold Seller harmless from and against any and all claims, actions, suits, demands, losses, damages, liabilities, obligations, judgments, settlements, awards, penalties, costs and expenses (including without limitation reasonable attorneys fees and expenses) for any and all mechanics liens, property damage (including without limitation environmental contamination), personal injury or death incurred by Seller as a result of any and all acts or omissions of Purchaser's Representatives on or about the Land and/or improvements thereon; and (v) no invasive testing or sampling of the Land or any components of the Building will be permitted without Seller's express prior written consent.

            (c) If Purchaser, in its sole discretion, is not satisfied with the results of any of Purchaser's Investigations, Purchaser may terminate the Agreement by written notice to Seller at its address as set forth below prior to the expiration of the Inspection Period, whereupon the Deposit and any accrued interest thereon will be returned to Purchaser and there will be no further rights or recourse as between Purchaser and Seller except with respect to the Surviving Obligations. For the purposes of this Agreement, "Surviving Obligations" shall mean all of the respective obligations of the parties under the provisions of any and all of this Article XIII and Section 8.01. The failure of Purchaser to provide Seller timely notice prior to the expiration of the Inspection Period of Purchaser's dissatisfaction with the results of Purchaser's Investigations shall conclusively be deemed to evidence Purchaser's satisfaction with all such matters, its agreement to assume at the Initial Closing all Leases, Licenses, Contracts, reciprocal easement or operating agreements, and other agreements pertaining to the Property disclosed to or otherwise discovered by Purchaser during the Inspection Period, and Purchaser's waiver of all rights of termination with respect to Purchaser's Investigations.

      13.03 RETURN OF INFORMATION; CONFIDENTIALITY. If for any reason this Agreement is terminated, Purchaser shall use reasonable efforts to return to Seller all information related to the Property then in Purchaser's actual possession or in the possession of Purchaser's Representatives within ten (10) business days after such termination. In any event, Purchaser shall hold all such information, including without limitation the reason(s) for Purchaser's termination of this Agreement, in confidence; provided, however, that such information may be revealed to Purchaser's attorneys, accountants, other parties to whom Purchaser is obligated to make reports and other parties who have a need for such information in connection with the conduct of Purchaser's affairs, and provided further that such information may be revealed and disclosed in connection with any judicial or administrative proceeding in which a subpoena or other request for such information is issued or made, or is required by Purchaser in the prosecution or defense of any judicial or administrative proceeding in which Purchaser is involved.

      13.04 CONDITION OF PROPERTY.

            (a) DISCLAIMER. Except as set forth in Article XII above, Seller has not made, and Purchaser acknowledges that Seller has not made, any warranty or representation, express or implied, written or oral, statutory or otherwise concerning the Property or any uses to which the Property may or may not be put, including, but not limited to, the following: (i) the condition of title to the Property; (ii) the nature, physical condition or any other aspect of the Property; (iii) the existence of Hazardous Materials in, on about, under or affecting the Property.

            (b) ACCEPTANCE. SUBJECT TO THE EXPRESS TERMS OF THIS AGREEMENT, PURCHASER ACKNOWLEDGES FOR PURCHASER AND PURCHASER'S SUCCESSORS AND ASSIGNS THAT PURCHASER WILL BE ACQUIRING THE PROPERTY BASED UPON PURCHASER'S OWN INVESTIGATION AND INSPECTION THEREOF. SELLER AND PURCHASER AGREE THAT THE PROPERTY SHALL BE SOLD AND THAT PURCHASER SHALL ACCEPT POSSESSION OF THE PROPERTY ON THE CLOSING DATE "AS IS, WHERE IS, WITH ALL FAULTS" WITH NO RIGHT OF SET-OFF OR REDUCTION IN THE PURCHASE PRICE, AND THAT EXCEPT AS EXPLICITLY SET FORTH IN THIS AGREEMENT, SUCH SALE SHALL BE WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, AND SELLER DOES HEREBY DISCLAIM AND RENOUNCE ANY SUCH REPRESENTATION

OR WARRANTY NOT EXPLICITLY SET FORTH IN THIS AGREEMENT. PURCHASER SPECIFICALLY ACKNOWLEDGES, THAT EXCEPT AS EXPLICITLY SET FORTH IN THIS AGREEMENT, PURCHASER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER OR ANY REPRESENTATIVE OR AGENT OF SELLER AS TO ANY MATTER CONCERNING THE PROPERTY, INCLUDING, WITHOUT LIMITATION: (1) THE CONDITION OR SAFETY OF THE PROPERTY INCLUDING, BUT NOT LIMITED TO, SOILS AND GEOLOGY, THE EXISTENCE OR NONEXISTENCE OF HAZARDOUS MATERIALS, OR SUITABILITY OF THE PROPERTY FOR A PARTICULAR PURPOSE; (2) WHETHER THE PROPERTY IS IN GOOD CONDITION, OR IN COMPLIANCE WITH APPLICABLE CITY, COUNTY, STATE OR FEDERAL STATUTES, CODES OR ORDINANCES. ANY REPORTS, REPAIRS OR WORK REQUIRED BY PURCHASER ARE TO BE THE SOLE RESPONSIBILITY OF PURCHASER AND PURCHASER AGREES THAT THERE IS NO OBLIGATION ON THE PART OF SELLER TO MAKE ANY CHANGES, ALTERATIONS, OR REPAIR TO THE PROPERTY.

      13.05 SLIPPAGE CALCULATIONS. (a) Until such time as the Property has been operated by Purchaser for twelve (12) full calendar months, all Slippage calculations for Earnout Closings shall be preliminary and mutually agreed upon by Purchaser and Seller by subtracting the amount of the passthroughs of CAM, taxes and insurance required to be paid by the applicable tenants under their respective leases ("Passthroughs") from the product of the estimated amounts for CAM, taxes and insurance set forth on EXHIBIT M attached hereto multiplied by the applicable tenants' square footage. At such time as Purchaser has operated the Property for twelve (12) full calendar months, such preliminary Slippage calculations shall be adjusted by subtracting the amount of the Passthroughs required to be paid by the applicable tenants for such twelve (12) month period from such applicable tenants' pro-rata share of actual CAM, taxes and insurance expenses for such twelve (12) month period. Purchaser shall deliver to Seller, or Seller shall deliver to Purchaser, as appropriate, the difference between the preliminary Slippage calculation and the final Slippage calculation for such Earnout Closing.

      (b) After Purchaser has operated the Property for twelve (12) full calendar months, all Slippage calculations for Earnout Closings shall be mutually agreed upon by Purchaser and Seller by subtracting the Passthroughs required to be paid by the applicable tenants for the first twelve (12) months that such applicable tenants are obligated under the terms of their respective lease to pay Passthroughs from such applicable tenants' pro-rata share of actual CAM, taxes and insurance expenses for the twelve (12) month period immediately preceding such calculation and there shall be no reconciliation after any such Earnout Closings.

                                   ARTICLE XIV

                          CONDITIONS TO INITIAL CLOSING

      14.01 CONDITIONS TO SELLER'S OBLIGATION TO CLOSE. In addition to the other conditions set forth in this Agreement, the following shall be conditions precedent to Seller's obligation to close hereunder:

            (a) all representations and warranties of Purchaser shall be true and correct in all material respects as of the Closing Date and Purchaser shall certify the same at the Initial Closing;

            (b) Purchaser shall have observed and performed in all material respects all covenants and obligations on its part to be observed or performed at or prior to the Initial Closing; and

            (c) Seller and Purchaser shall have agreed by the end of the Inspection Period upon the form and substance of (i) the document to be attached to this Agreement as EXHIBIT H, as contemplated in Section 15.04(c), and (ii) the License Agreement, as contemplated in Section 10.01(h).

      14.02 CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE. In addition to the other conditions set forth in this Agreement, the following shall be conditions precedent to Purchaser's obligation to close hereunder:

            (a) all representations and warranties of Seller (as modified by any Variance pursuant to Section 12.02 hereof) shall be true and correct in all material respects as of the Closing Date and Seller shall have observed and performed in all material respects all covenants and obligations on its part to be observed or performed at or prior to the Initial Closing;

            (b) Seller shall have obtained and delivered estoppel letters addressed to Purchaser from at least (i) each Initial Tenant under the Leases whose space is greater than or equal to 5,000 square feet ("Major Tenants") and from eighty percent (80%) of the non-Major Tenants, (ii) from the Seller with respect to the Leases of any non-Major Tenants who do not deliver an estoppel in accordance with Section 14.02(b)(ii) above; provided, however, that (x) upon delivery of a tenant estoppel, the Seller estoppel shall automatically terminate and be of no further force or effect with respect to such tenant and its lease
(y) Purchaser shall reasonably cooperate with Seller after the Initial Closing to obtain any undelivered Tenant estoppel and (z) in any event, any and all Seller estoppels shall terminate and be of no further force or effect on the date that is six (6) months after the Closing Date and (iii) all third parties under any reciprocal easement agreement or operating agreement with respect to the Property, if any (any of the foregoing, a "REA"), confirming the material provisions of their respective Leases or REAs and setting forth no facts indicating any default by the landlord (or Seller, with respect to a REA) in the performance of its obligations thereunder (it being agreed that in lieu of any form of estoppel requested by Purchaser, the respective forms of estoppel letters required by the Leases or REAs, if any, and, absent a required form under any given Lease or REA, the form of estoppel letter normally utilized by any such tenant or REA party shall be acceptable to Purchaser);

            (c) There will be no threatened or pending litigation relating to the Property at the time of the Initial Closing other than any mechanics' lien or other litigation relating to matters for which any of the tenants are solely responsible pursuant to their respective Leases and such other matters as Purchaser may agree to accept;

            (d) Seller and Purchaser shall have agreed by the end of the Inspection Period upon the form and substance of (i) the document to be attached to this Agreement as EXHIBIT H,

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as contemplated in Section 15.04(e), and (ii) the License Agreement, as
contemplated in Section 10.01(h); and

            (e) Seller shall execute and deliver to Purchaser no later than two (2) business days prior to the Closing Date, an "audit representation letter" in substantially the form of the letter dated June 15, 2004, executed by ORIX Touchstone Seattle Venture, with such factual modifications as may be appropriate.

If any representation or warranty of Seller is true and accurate in all material respects as of the date hereof, but due to a change in factual circumstances, Seller cannot certify that any representation or warranty of Seller contained in
Section 12.01 is true and correct as of the Closing Date, or Seller is unable to obtain a required estoppel letter(s) from any tenant or the tenant estoppel letters are inconsistent with Sellers representations and warranties herein, or any of the other conditions set forth in this Section 14.02 are not satisfied on or before the Closing Date, then Purchaser shall not be entitled to exercise the remedy set forth in Section 16.01 and Purchaser shall, as its sole and exclusive remedy, either waive such condition and proceed to the Initial Closing or terminate this Agreement. Upon any such termination, the Deposit together with interest thereon, if any, shall forthwith be returned to Purchaser and all obligations of the parties hereunder other than any Surviving Obligations shall cease and this Agreement shall have no further force or effect except with respect to the Surviving Obligations.

                                   ARTICLE XV

                                 INITIAL CLOSING

      15.01 TIME AND PLACE. The Initial Closing shall close on the Closing Date at the offices of the Title Insurer or on such other date and place as the parties may mutually agree at a time agreed upon by the parties.

      15.02 SELLER'S DELIVERIES. On the Closing Date, Seller shall deliver to the Escrowee for deposit into the Escrow the following closing documents (all duly executed, and acknowledged and in recordable form as appropriate) and other items:

            (a)   The Deed;

            (b) Seller's general assignment of all right, title and interest of Seller in and to the Contracts, Leases and Licenses as provided in Section 2.01(b) and the intangible rights as provided in Section 2.01(c);

            (c) Seller's bill of sale transferring the Personal Property to Purchaser as provided in Section 2.01(c);

            (d) Original executed counterparts or duplicate originals (or, to the extent the foregoing are not available, certified copies) of all Contracts, Leases and Licenses;

            (e) Letters to tenants under the Leases (in the same form and substance as the letter attached hereto as EXHIBIT G) advising that the Property has been sold to Purchaser (or as Purchaser may otherwise designate), directing payment of rental in accordance with the

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directions of Purchaser; and directing tenants to deliver to Purchaser within a reasonable period after the Closing Date, endorsements of any insurance policies required under the tenant's Lease, deleting the interests of Seller with regard to occurrences thereafter arising and adding the interest of Purchaser as landlord;

            (f) Seller's certification that all representations and warranties of Seller contained in Section 12.01 (as modified by any Variance) are true and correct in all material respects as of the Closing Date;

            (g)   All keys to the Real Property, if any;

            (h)   The Survey;

            (i)   ALTA Statement, in duplicate;

            (j)   Gap Undertaking as provided in Section 15.05;

            (k)   Any required documentary or transfer stamp declaration;

            (l) Non-Foreign seller affidavit complying with the requirements of Section 1445 of the Internal Revenue Code;

            (m) A Recertification of EXHIBIT E, updated as necessary to reflect any changes thereto from the date hereof;

            (n) Evidence, satisfactory to the Title Insurer, with copies to Purchaser, authorizing the consummation by Seller of the transaction contemplated hereby and the execution and delivery of the closing documents on behalf of Seller; and

            (o) As built plans and specifications for the construction of the Building and related improvements on the Real Property, to the extent in Seller's possession.

      15.03 PURCHASER'S DELIVERIES. On the Closing Date, Purchaser shall deliver to the Escrowee for deposit into the Escrow, the following documents (all duly executed and acknowledged and in recordable form as appropriate) and other items:

            (a)   The balance of the Base Purchase Price;

            (b)   ALTA Statement, in duplicate;

            (c)   Any required documentary or transfer stamp declaration;

            (d) Purchaser's assumption of all of Seller's obligations under the Contracts, Leases (except with respect to any tenant CAM audit of years prior to 2004), Licenses and Personal Property as provided in Section 2.01(b);

            (e) An assumption of any and all liabilities and obligations not otherwise assumed by Purchaser in accordance with any of the other documents hereinabove provided,

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relating to any liabilities or obligations relating to the Property for which
Purchaser has elected to accept and has received a proration credit from Seller;

            (f) Evidence satisfactory to the Title Insurer, with copies to Seller, authorizing the consummation by Purchaser of the transaction contemplated hereby and the execution and delivery of the closing documents on behalf of Purchaser; and

            (g) Purchaser's certification that all representations and warranties of Purchaser contained in Section 11.01 are true and correct in all material respects as of the Closing Date.

      15.04 CONCURRENT DELIVERIES. Seller and Purchaser shall jointly deposit in the Escrow or deliver to each other at the Initial Closing:

            (a) An agreed proration statement duly executed by the respective parties;

            (b)   The License Agreement, as contemplated in Section 10.01(h);

            (c) At the Initial Closing, Seller and Purchaser will enter into a mutually acceptable escrow agreement with the Escrowee, in a form to be negotiated by the parties and attached hereto as EXHIBIT H prior to the expiration of the Inspection Period, into which escrow Seller will deposit out of the Base Purchase Price proceeds in an amount equal to any leasing commissions for any Initial Tenants set forth on EXHIBIT I that have not been paid as of the Closing Date; and

            (d) Such other mutually acceptable documents as may be reasonably necessary or desirable to consummate the transaction contemplated by this Agreement; it being understood however that neither party shall be obligated to undertake any expanded or additional liability or obligation under any such additional closing documentation beyond the express liabilities and obligations undertaken by such party in accordance with this Agreement.

      15.05 NEW YORK STYLE CLOSING. The transaction shall be closed by means of a so-called New York Style Closing, with the concurrent delivery of the documents of title, transfer of interests, delivery of the owner's title policy and the disbursement to Seller of the Base Purchase Price. Seller shall provide any undertaking (the "Gap Undertaking") to the Title Insurer necessary to the New York Style Closing provided the Gap Undertaking will not cover encumbrances and title defects created by or through Purchaser or any tenants under Leases. Seller and Purchaser shall each pay 50% of the charges of the Title Insurer for such New York Style Closing.

                                   ARTICLE XVI

                                     DEFAULT

      16.01 DEFAULT.

            (a) If the Initial Closing has not occurred and if Purchaser is not then in default in its obligations or agreements hereunder and Seller shall have failed to perform any of the covenants or agreements contained in this Agreement which are to be performed by Seller, Purchaser may, at its option, as Purchaser's sole and exclusive remedy either (i) terminate this Agreement by giving notice of termination to Seller whereupon the Deposit, and all interest earned thereon, shall be promptly returned to Purchaser and Seller shall reimburse Purchaser for any out-of-pocket fees, costs and expenses actually incurred by Purchaser and paid in arm's length transactions by Purchaser to third parties unafilliated with Purchaser in connection with the performance of Purchaser's due diligence review of the Property up to a maximum aggregate reimbursement amount of One Hundred Thousand and No/100 Dollars ($100,000), or (ii) seek specific performance of this Agreement. Subsequent to the Initial Closing, but prior to the final Earnout Closing, if Purchaser is not then in default in its obligations or agreements hereunder and Seller shall have failed to perform any of the covenants or agreements contained in this Agreement which are to be performed by Seller, Purchaser may, as its sole remedy hereunder, (y) seek specific performance of this Agreement or (z) to the extent specific performance is not a remedy available to Purchaser, Purchaser may seek to recover actual, direct damages incurred by Purchaser as a result of such failure of Seller to perform. Except for Purchaser's right to recover its out-of-pocket fees, costs and expenses in accordance with clause (i) above and actual damages in accordance with clause (z) above, Purchaser expressly waives all rights at law or in equity to seek monetary damages (including without limitation any and all consequential, speculative, and extracontractual damages of any kind, such as punitive or exemplary damages) for any default by Seller hereunder prior to the Initial Closing or any Earnout Closing, as applicable; provided, however, if the Initial Closing or any Earnout Closing, as applicable occurs, subject to the provisions of Sections 12.02 and 20.03 hereof, such waiver shall not apply to damages to which Purchaser may be entitled hereunder by reason of any breach by Seller of any of its representations or warranties hereunder which survive the Initial Closing or any Earnout Closing; provided, further, that notwithstanding the foregoing, Purchaser shall not be deemed to have waived and shall be entitled to recover attorneys' fees and costs pursuant to Section 20.06 in connection with any specific performance action.

            (b) In the event this Agreement is terminated by Seller due to a default of Purchaser prior to the Initial Closing, Seller and Purchaser agree that actual damages will be difficult to ascertain and Seller, as Seller's sole and exclusive remedy for such default, shall receive and retain the entire Deposit as full and complete liquidated damages (and not as a penalty or forfeiture). Subsequent to the Initial Closing, but prior to the final Earnout Closing, in the event Purchaser fails to perform any of the covenants or agreements contained in this Agreement which are to be performed by Purchaser, Seller may, as its sole remedy, (i) seek specific performance of this Agreement or (ii) to the extent specific performance is not a remedy available to Seller, Seller may seek to recover actual damages incurred by Seller as a result of such failure of Purchaser to perform. Except for Seller's right to retain the Deposit as set forth above and to recover actual, direct damages in accordance with clause (ii) above, Seller expressly waives all rights at law or in equity to seek monetary damages (including without limitation any and all consequential, speculative, and extracontractual damages of any kind, such as punitive or exemplary damages) for any default by Purchaser hereunder prior to the Initial Closing or any Earnout Closing.

            (c) Neither Seller nor Purchaser shall avail itself of any remedy granted to it hereunder based upon an alleged default of the other party, unless and until written notice of the alleged default, in reasonable detail, has been delivered to the defaulting party by the

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non-defaulting party and the alleged default has not been cured on or before
5:00 P.M., Chicago time, on the third (3rd) business day next following delivery of said notice of default.

                                  ARTICLE XVII

                              DEED FULL PERFORMANCE

      17.01 DEED FULL PERFORMANCE. The acceptance of the Deed and other closing documents by Purchaser from Seller shall be deemed full performance on the part of Seller of all of its obligations under this Agreement which are to be performed on or prior to the Initial Closing, except as to any such obligation which is specifically stated in this Agreement to survive the Initial Closing or is expressly contained in documents delivered at the Initial Closing and stated therein to survive the Initial Closing, including, without limitation, Seller's indemnification obligations under Section 19.01. Except when otherwise expressly provided in this Agreement, none of the provisions of this Agreement shall survive the Initial Closing.

                                  ARTICLE XVIII

                                     NOTICES

      18.01 NOTICES. Any notice, demand or other communication which any party may desire or may be required to give to any other party shall be in writing and shall be deemed given (i) if and when personally delivered, or (ii) upon receipt if sent by a nationally recognized overnight courier addressed to a party at its address set forth below or to such other address as the party to receive such notice may have designated to all other parties by notice in accordance herewith;

      If to Seller, to:            ORIX Hunt Denton Venture
                                   c/o ORIX Real Estate Equities, Inc.
                                   100 North Riverside Plaza, Suite 1400
                                   Chicago, Illinois 60606
                                   Attention: David R. Brown

      With a copy to:              Neal, Gerber & Eisenberg LLP
                                   Two North LaSalle Street, Suite 2200
                                   Chicago, Illinois 60602
                                   Attention: Irwin I. Gzesh, Esq.
                                              Leah A. Schleicher, Esq.

      If to Purchaser, to:         Inland Real Estate Acquisition, Inc.
                                   2901 Butterfield Road
                                   Oak Brook, Illinois 60523
                                   Attention: G. Joseph Cosenza

      With a copy to:              The Inland Real Estate Group, Inc.
                                   2901 Butterfield Road
                                   Oak Brook, Illinois 60523
                                   Attention: Gary Pechter, Esq.

                                   ARTICLE XIX

                                 INDEMNIFICATION

      19.01 INDEMNIFICATION.

            (a) Seller shall indemnify, defend and hold Purchaser harmless against, and reimburse Purchaser on demand for, any and all obligations, liabilities, claims, costs or expenses, including reasonable attorneys' fees, incurred by Purchaser (whether the claim therefor or proceeding relating thereto is made or commenced prior to or after the Closing Date):

                  (i) that arise by reason of any default by Seller which occurred prior to the Closing Date in Seller's performance of Seller's obligations which were required to be performed prior to the Closing Date under any Lease, Contract, License or Personal Property right assumed by Purchaser, and with respect to which matter a credit was not given to Purchaser at the Initial Closing or that arise by reason of any CAM audit by a tenant with respect to any year prior to 2004;

                  (ii) as a result of any mechanics or materialmen's liens that arise by reason of any activity taking place prior to the Closing Date (other than obligations that are properly the obligations of the tenants under the Leases or of any other third party) unless such lien results from Purchaser's or Purchaser's Representatives' activities on the Property; it being agreed however that such indemnity shall not apply to the extent that the Title Insurer shall have honored its obligation to insure Purchaser against loss and damage, including attorneys' fees and costs, for such matter under the title insurance policies that are to be issued pursuant to Section 15.05. Purchaser agrees to make and diligently prosecute a claim against the Title Insurer for such loss or damage;

                  (iii) as a result of any claim of personal injury or property damage by any third party relating to any injury or damage suffered on the Real Property by any third party before the Closing Date except to the extent that any tenant or insurer is liable for and protects Purchaser against the same;

                  (iv) that arise under or on account of Seller's agreement with any property manager with respect to the operation and management of the Property prior to the Initial Closing;

                  (v) that arise by reason of any warranty claim made by a tenant of the Building under its Lease for defects in new construction work which Seller has warranted against under the terms of said tenant's Lease; provided, however, Purchaser first pursues a claim against any contractors' or manufacturers' warranty covering such defect that Seller has assigned to Purchaser; and provided, further, however, Seller's obligation to indemnify Purchaser shall terminate and be of no further force or effect, unless Purchaser notifies Seller of the alleged claim on or before the earlier to occur of (i) one (1) year from the date the improvements so warranted under said tenant's Lease have been completed or, (ii) the stated expiration of Seller's warranty obligations under said tenant's Lease. If Seller is required to perform pursuant to its indemnity of Purchaser under this subparagraph 19.01(a)(v), Purchaser agrees to reassign to

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Seller any third-party contractors' or manufacturers' warranty covering such defect and that Seller shall be subrogated to any and all rights and remedies Purchaser has against such third-party contractor or manufacturer; and

                  (vi) that arise by reason of any default by Seller in Seller's performance of Seller's obligations under Section 10.01(h) hereof.

            (b) Purchaser shall indemnify, defend and hold Seller harmless, and reimburse Seller on demand for, any and all obligations, liabilities, claims, costs or expenses, including reasonable attorneys' fees incurred by
Seller:

                  (i) that arise by reason of anything (other than the making of a claim or the commencement of a proceeding relating to any default by Seller that occurred prior to the Initial Closing for which Seller is liable pursuant to Section 19.01(a)(i) above) which occurs from and after the Closing Date under or in connection with any Contract, License, Personal Property right or Lease assumed by Purchaser and with respect to which matter a credit was not given to Seller at the Initial Closing;

                  (ii) that relate to any mechanics or materialmen's liens arising before the Closing Date as a result of Purchaser's or its representatives' activities on the Property and arising from and after the Closing Date unless such lien relates to Seller's or its representatives' activities on the Property;

                  (iii) that relate to any claim of personal injury or property damage by any third party relating to any injury or damage suffered on the Real Property by any third party from and after the Closing Date except to the extent that any tenant or insurer is liable for and protects Seller against the same; and

                  (iv) that arise under or on account of any management agreement entered into by Purchaser with respect to the operation and management of the Property from and after the Closing Date.

                                   ARTICLE XX

                                     GENERAL

      20.01 ENTIRE AGREEMENT, AMENDMENTS AND WAIVERS. This Agreement contains the entire agreement and understanding of the parties in respect to the subject matter hereof, and the same may not be amended, modified or discharged nor may any of its terms be waived, except by an instrument in writing signed by the party to be bound thereby. The waiver of any term or provision of this Agreement shall not constitute a waiver of any other term or provision of this Agreement, nor shall the right to require any enforcement of any term or provision of this Agreement be permanently waived, if a continuing breach of any such term or provision arises.

      20.02 FURTHER ASSURANCES. The parties each agree to do, execute, acknowledge and deliver all such further acts, instruments and assurances and to take all such further action before or after the Initial Closing, or any Earnout Closing, as applicable, as shall be necessary or desirable to perform this Agreement and consummate and effect the transactions contemplated hereby.

      20.03 SURVIVAL; BASKET AND CAP. Except as otherwise expressly provided in this Agreement, and except with respect to the matters described in Article XIX, the representations and warranties made by Seller and Purchaser in this Agreement shall survive the Initial Closing solely with respect to those matters for which a notice of an alleged breach, default or claim is given by Purchaser or Seller to the other party within a period of six (6) months after the Closing Date (the "Initial Survival Period") and the representations and warranties made by Seller and Purchaser in any document executed in connection with any Earnout Closing shall survive such Earnout Closing solely with respect to those matters for which notice of an alleged breach, default or claim is given by Purchaser or Seller to the other party within a period of six (6) months after the applicable Earnout Closing (each an "Earnout Closing Survival Period," and collectively with the Initial Survival Period, the "Survival Period"). No claim for a breach of any representation or warranty of Seller or Purchaser shall be actionable or payable (a) unless and until the valid claims for all such breaches (including the Initial Closing and any and all Earnout Closings) collectively aggregate more than Ten Thousand and No/100 Dollars ($10,000), and (b) unless written notice containing a description of the specific nature of such breach shall have been given to the other party and an action shall have been commenced prior to the expiration of the applicable Survival Period. In no event shall the total aggregate liability of Seller to Purchaser for all breaches of representations and warranties of Seller in this Agreement or in any document delivered by Seller to Purchaser at the Initial Closing exceed the amount of Five Hundred Twelve Thousand Three Hundred Sixty-Seven and No/100 Dollars ($512,367). In no event shall the total aggregate liability of Seller to Purchaser for all breaches of representations and warranties of Seller in any document executed in connection with all Earnout Closings in the aggregate exceed the amount of One Hundred Twenty-Seven Thousand Six Hundred Thirty-Three and No/100 Dollars ($127,633). Seller covenants to maintain a post-closing net worth until the end of the Initial Survival Period of not less than Five Hundred Twelve Thousand Three Hundred Sixty-Seven and No/100 Dollars ($512,367) and until the end of any Earnout Survival Period of not less than One Hundred Twenty-Seven Thousand Six Hundred Thirty-Three and No/100 Dollars ($127,633) or, alternatively, to provide a guaranty of such net worth of Seller until the end of the applicable Survival Period from ORIX Real Estate Equities, Inc., a Delaware corporation, in form and substance reasonably acceptable to Purchaser.

      20.04 INTERPRETATION.

            (a) The headings and captions herein are inserted for convenient reference only, and the same shall not limit or construe the paragraphs or sections to which they apply or otherwise affect the interpretation hereof.

            (b) The terms "hereby," "hereof," "hereto," "herein," "hereunder" and any similar terms shall refer to this Agreement, and the term "hereafter" shall mean after, and the term "heretofore" shall mean before, the date of this Agreement.

            (c) Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and words importing the singular number shall mean and include the plural number and vice versa.

            (d) Words importing persons shall include firms, associations, partnerships (including limited partnerships), trusts, corporations, limited liability companies and other legal entities, including public bodies, as well as natural persons.

            (e) The terms "include," "including" and similar terms shall be construed as if followed by the phrase "without being limited to."

            (f) This Agreement and any document or instrument executed pursuant hereto may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (g) Whenever under the terms of this Agreement the time for performance of a covenant or condition falls upon a Saturday, Sunday or holiday, such time for performance shall be extended to the next business day. Otherwise, all references herein to "days" shall mean calendar days.

            (h) Whenever any representation or warranty of Seller is stated in this Agreement to be "to Seller's knowledge", "to the knowledge of Seller", "known to Seller," "to be best of Seller's knowledge" or words of like import, such words shall mean and be strictly limited and confined to the actual knowledge without independent inquiry or investigation of the following individuals who are officers or employees of certain entities directly or indirectly associated with Seller but nothing herein shall be deemed to extend any liability or obligation of Seller under this Agreement to any such entities or individuals: Brian Gordon, Kurt Paritz and Paul Gawley.

            (i) This Agreement has been negotiated, executed and delivered within, and shall be governed by and construed in accordance with, the laws of the State of Illinois.

            (j)   Time is of the essence of this Agreement.

            (k) If any provision hereof or the application of any such provision to any particular person or circumstance is held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof or the application of such provision to different person(s) or circumstance(s), as the case may be.

            (l) The terms and provisions of this Agreement represent the results of negotiations between the parties, each of which has been represented by counsel of its own selection, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Consequently, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and the parties hereby expressly waive and disclaim in connection with the interpretation and construction of the Agreement, any rule of law or procedure requiring otherwise, including, without limitation, any rule of law to the effect that ambiguous or conflicting terms or provisions contained in this

Agreement shall be interpreted or construed against the party whose attorney prepared this Agreement or any earlier draft of this Agreement.

      20.05 CONSENTS AND APPROVALS. Whenever consents or approvals are required under the terms of this Agreement, said consents or approvals shall be in writing.

      20.06 ATTORNEYS' FEES. Except as otherwise expressly set forth in this Agreement or any of the documents and instruments to be executed by the parties, or either of them, and delivered at the Initial Closing or any Earnout Closing pursuant to this Agreement, the prevailing party in any litigation or other dispute resolution process conducted by or between the parties shall be entitled to recover, as a part of its judgment, award or relief, reasonable attorneys' fees and the costs of such proceeding. The obligations of Purchaser and Seller under this Section 20.06 shall survive the Initial Closing and any Earnout Closing.

      20.07 LIMITATION ON LIABILITY. Notwithstanding anything to contrary contained herein, (i) Seller's obligations hereunder shall not be binding upon and resort shall not be had to, nor shall satisfaction or recourse be sought from the assets and private property of any shareholder, officer, director or employee of the corporate general partners of Seller; and (ii) Purchaser's obligations hereunder shall not be binding upon and resort shall not be had to, nor shall satisfaction or recourse be sought from the assets and private property of any member, shareholder, officer, director or employee of Purchaser.

      20.08 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions and covenants contained herein shall inure to and be binding upon the heirs, successors and assigns of the parties hereto. However, Purchaser shall have no right to assign any of its rights, privileges, duties or obligations under this Agreement prior to the Initial Closing or any Earnout Closing, without the prior written consent of Seller in its sole discretion. Notwithstanding the foregoing, Purchaser shall be permitted, without Seller's consent, to assign its rights, privileges, duties and obligations under this Agreement to Inland Real Estate Trust, Inc., Inland Real Estate Corporation, or any of their respective affiliates. For purposes of this Section 20.08, "affiliate" shall mean an entity controlled by, controlling or under common control with Purchaser where "control" shall mean the power, directly or indirectly through one or more intermediaries, to establish the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise. Promptly following, and as a condition to, any assignment by Purchaser permitted under this Section 20.08, Purchaser shall deliver to Seller an assumption by the assignee of all of Purchaser's duties and obligations under this Agreement. In the event Purchaser assigns its rights and obligations under this Agreement, the liability of Purchaser shall in no way be affected and the liability of the Purchaser for the representations, warranties and covenants made by Purchaser herein shall continue as though no such assignment had been made. In the event Seller assigns its rights and obligations under this Agreement, the liability of Seller shall in no way be affected and the liability of the Seller for the representations, warranties and covenants made by the Seller herein shall continue as though no such assignment had been made.

      20.09 PUBLICITY. In no event shall Purchaser, on the one hand, or Seller, on the other hand, prior to the Initial Closing issue any press release or otherwise disclose any non-public information regarding this Agreement or the purchase and sale transaction herein contemplated (the "Transaction") unless the other party has consented thereto in writing and to the form and substance of any such statement or disclosure; provided, however, that nothing herein shall be deemed to limit or impair in any way any party's ability to disclose the details of or information concerning this Agreement, the Transaction or the Property to such party's attorneys, accountants or other advisors to the extent such party reasonably deems necessary or desirable in connection herewith, or pursuant to any court or governmental order or applicable securities or other laws or regulations or financial reporting requirements, or as may be reasonably necessary in order to obtain any third party consents or tenant estoppels necessary to consummate the Transaction or in conjunction with any future anticipated financing of the Property. Further, Seller may disclose any information regarding this Agreement or the Transaction to its direct or indirect constituent partners, members or shareholders, as the case may be (and to counsel for the same) and as otherwise necessary to comply with the terms of this Agreement. The provisions of this
Section 20.09 shall terminate upon the Initial Closing.

      20.10 NO THIRD PARTY BENEFICIARIES. There are no third party beneficiaries to this Agreement.

      20.11 CHAPTER 380 AGREEMENT. Seller may, at its option to be exercised no later than five (5) business days prior to the expiration of the Inspection Period, add its rights and interests in the Chapter 380 Agreement to the Property to be sold to Purchaser (or an entity reasonably acceptable to Seller) under this Agreement (and such Chapter 380 Agreement and all related documentation shall be subject to Purchaser's inspection contingency under
Section 13.02 of this Agreement). It is expressly acknowledged and agreed that the purchaser of the Chapter 380 Agreement may be a different entity than the Purchaser of the balance of the Property, but that such entity must, in any event, be reasonably acceptable to Seller. The purchase price for the Chapter 380 Agreement shall be due and payable by Purchaser within thirty (30) days of such time as the payment term under the Chapter 380 Agreement shall have commenced and been in effect and payments shall have been made thereunder for a period of twelve (12) months. The purchase price for the Chapter 380 Agreement shall be calculated as follows: the aggregate amount of payments received for the immediately preceding twelve (12) month period divided by a 12% internal rate of return for the entire remaining term of the program. For example, if the aggregate amount of payments received for the immediately preceding twelve (12) month period is $600,000 and the remaining term is 14 years, then the calculation shall be $600,000 divided by a constant of 14.78% for a purchase price of $4,060,322. If Seller elects not to include the Chapter 380 Agreement in the Property to be sold to Purchaser (or an entity reasonably acceptable to Seller) under this Agreement, then as a condition to Seller's obligation to close at the Initial Closing hereunder, the Seller and Purchaser shall enter into a mutually acceptable agreement pursuant to which Seller, at Seller's sole option, shall have the right to be exercised at any time after the Initial Closing but in no event later than twenty-four (24) months from the Closing Date, to require Purchaser to purchase or cause an entity reasonably acceptable to Seller to purchase the Chapter 380 Agreement (the "Put Right"). The purchase price shall be due and payable within thirty (30) days of such time as the payment term under the Chapter 380 Agreement shall have been in effect and payments shall have been made under the Chapter 380 Agreement for a period of twelve (12) months. Purchaser shall cause an entity reasonably satisfactory to Seller, such entity to be agreed upon between the parties no later than the end of the Inspection Period, to deliver at the Initial Closing, a guaranty, in form and substance acceptable to Seller, fully guarantying as the case may be: (a) the timely payment and performance when due of all of Purchaser's (or such other entity reasonably acceptable to Seller) obligations with respect to the payment of the purchase price for the Chapter 380 Agreement or (b) guarantying Purchaser's obligations with respect to the Put Right. Seller shall not be required first to exhaust its remedies against Purchaser as a condition to its rights to proceed directly against the guarantor. If the Chapter 380 Agreement is not included in the Property sold to Purchaser at the Initial Closing, Purchaser hereby agrees to take title to the Property at the Initial Closing subject to the Chapter 380 Agreement (and all related documents disclosed to Purchaser prior to or during the Inspection Period) and the covenants contained therein, and to use commercially reasonable efforts to cooperate with Seller or its successor in interest under the Chapter 380 Agreement in performing any of the covenants of the "Grantee" under the Chapter 380 Agreement that are to be performed by the owner of the Property. In furtherance of the foregoing, but not in limitation, Purchaser hereby expressly agrees to pay when due any and all property taxes assessed against the Property with respect to periods subsequent to the Initial Closing and to comply with Sections 6(b) and (d), Section 7 and Section 9 of the Chapter 380 Agreement. The provisions of this Section 20.11 shall survive the Initial Closing.

      20.12 MINERAL RIGHTS. Seller hereby reserves an undivided one-half interest in and to any and all proceeds (net of all actual, out-of-pocket costs and expenses incurred by Seller in obtaining such proceeds) derived from any oil, gas and mineral rights related to the Land (the "Mineral Rights") and hereby agrees to transfer as part of the Property being sold to Purchaser under this Agreement the remaining undivided one-half interest in and to such Mineral Rights. If and when Purchaser, in its sole discretion, elects to sell all or any portion of the oil, gas or mineral rights related to the Land, or elects to explore, develop or extract any such oil, gas or mineral rights, Purchaser shall promptly deliver to Seller one-half (1/2) of any proceeds (net of all actual, out-of-pocket costs and expenses incurred by Seller in obtaining such proceeds) derived therefrom. Seller hereby acknowledges and agrees that the Mineral Rights reserved by Seller shall not include any rights for surface entry upon the Land. Purchaser and Seller shall negotiate a mutually acceptable agreement reflecting the agreements contained in this Section 20.12 prior to the expiration of the Inspection Period, which such agreement shall, upon the Initial Closing, be recorded against the Land, shall run with the Land and shall be binding on Purchaser's successors and assigns.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   SELLER:

                                   ORIX HUNT DENTON VENTURE, an Illinois
                                   general partnership

                                   By: ORIX Denton Limited Partnership, an
                                       Illinois limited partnership, its partner

                                       By: ORIX Power Center Denton, LLC,
                                           its general partner

                                           By: ORIX Real Estate Equities,
                                               Inc., its managing member

                                               By: /s/ David R. Brown
                                                  -------------------------
                                               Name: David R. Brown
                                                    -----------------------
                                               Title: President and CEO
                                                     ----------------------


                                   PURCHASER:

                                   INLAND REAL ESTATE ACQUISITIONS, INC.,
                                   an Illinois corporation


                                   By:
                                      ------------------------------------
                                   Name:
                                        ----------------------------------
                                   Title:
                                         ---------------------------------

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   SELLER:

                                   ORIX HUNT DENTON VENTURE, an Illinois
                                   general partnership

                                   By: ORIX Denton Limited Partnership, an
                                       Illinois limited partnership, its partner

                                       By: ORIX Power Center Denton, LLC,
                                           its general partner

                                           By: ORIX Real Estate Equities,
                                               Inc., its managing member


                                               By:
                                                  -------------------------
                                               Name:
                                                    -----------------------
                                               Title:
                                                     ----------------------


                                   PURCHASER:

                                   INLAND REAL ESTATE ACQUISITIONS, INC.,
                                   an Illinois corporation


                                   By: /s/ Mark Youngman
                                      ------------------------------------
                                   Name: MARK YOUNGMAN
                                        ----------------------------------
                                   Title: VICE PRESIDENT
                                         ---------------------------------

                                LIST OF EXHIBITS:

                                    EXHIBIT A
                               LEGAL DESCRIPTION

                                    EXHIBIT B
                               SCHEDULE OF LEASES

                                    EXHIBIT C
                              SCHEDULE OF LICENSES

                                    EXHIBIT D
                   SCHEDULE OF CONTRACTS AND OTHER DISCLOSURES

                                    EXHIBIT E
                                   LITIGATION

                                    EXHIBIT F
                                      WORK

                                    EXHIBIT G
                           NOTICE OF LEASE ASSIGNMENT

                                    EXHIBIT H
                       LEASING COMMISSION ESCROW AGREEMENT

                                    EXHIBIT I
             LEASING COMMISSIONS/RENT CONCESSIONS/LEASING ALLOWANCES

                                    EXHIBIT J
                                 INITIAL TENANTS

                                    EXHIBIT K

                                  VACANT SPACE

                                    EXHIBIT L

                       INITIAL TENANT SPACE TERM AND RENT

                                    EXHIBIT M

                   ESTIMATED CAM, TAXES AND INSURANCE EXPENSES

                                    EXHIBIT A

                                LEGAL DESCRIPTION

TRACT 1A: FEE SIMPLE

BEING Lots 1R and 2R, Block A of DENTON CROSSING, an Addition to the City of Denton, Texas, according to the plat thereof recorded in Cabinet V, Page 114, Plat Records, Denton County, Texas.

TRACT 1B: EASEMENT

Being non-exclusive easements as created by Amended and Restated Declaration of Restrictions and Easements for The Denton Crossing Shopping Center (the "REA"), filed 09/11/2003, recorded in Volume 5415, Page 1864, Real Property Records, Denton County, Texas.

TRACT 2A: FEE SIMPLE

BEING Lot 2, Block B of DENTON CROSSING, an Addition to the City of Denton, Texas, according to the plat thereof recorded in Cabinet V, Page 114, Plat Records, Denton County, Texas.

TRACT 2B: EASEMENT

Being non-exclusive easements as created by Reciprocal Easement Agreement (the "REA") dated 01/31/2003, filed 02/03/2003, recorded in Volume 5254, Page 3304,
Real Property Records, Denton County, Texas, as affected by amendment filed 05/19/2003, recorded in Volume 5335, Page 779, Real Property Records, Denton County, Texas.

                                    EXHIBIT B

                               SCHEDULE OF LEASES

                                  See Attached

                                 INITIAL TENANTS

Best Buy

      1. Lease by and between Denton Crossing Partners, L.P., a Texas limited partnership ("Landlord") and BEST BUY STORES, L.P., a Delaware limited partnership ("Tenant") on May 24, 2002.

      2. First Amendment to Lease on September 9, 2002 between Denton Crossing Partners, LTD,. a Texas limited partnership ("Landlord") and BEST BUY STORES, I.P., a Delaware limited partnership ("Tenant")

      3. Second Amendment to Lease on March 13, 2003 by and between ORIX Hunt Denton Venture, an Illinois general partnership ("Landlord"), and Best Buy Stores, L.P., a Delaware corporation ("Tenant").

      4. Third Amendment to Lease on July 16, 2003, between ORIX Hunt Denton Venture an Illinois general partnership ("Landlord") and Best Buy Store, L.P., a Delaware corporation ("Tenant").

Bed Bath & Beyond

      1. Lease between Denton Crossing Partners, LTD., a Texas Limited Partnership ("Landlord") and Bed Bath & Beyond Inc., a New York Corporation, ("Tenant") on July 26, 2002

      2. First Amendment to Shopping Center Lease on May 30, 2003 by and between ORIX Hunt Denton Venture, Illinois general partnership ("Landlord") and Bed Bath & Beyond, Inc. a New York corporation, ("Tenant")

      3. Rent Commencement and Expiration Date Agreement on November 11, 2003 by and between ORIX Hunt Denton Venture, an Illinois general partnership, ("Assignee") to Denton Crossing Partners, LTD., a Texas limited partnership, ("Assignor") and Bed Bath & Beyond Inc., ("Tenant")

      4. Memorandum of Lease, dated July 26, 2002 by and between Denton Crossing Partners, L.P. ("Landlord") and Bed Bath & Beyond, Inc. ("Tenant")

Carvel Ice Cream

      Lease between ORIX Hunt Denton Venture, an Illinois general partnership, ("Landlord") and AAA Worldwide Financial Co., a Texas corporation, (dba Carvel Ice Cream) ("Tenant") on March 16, 2004

Cold Stone Creamery

      Lease, dated September 17, 2004, between ORIX Hunt Denton Venture and Cold Stone Creamery Leasing Company, Inc.

      Sublease, dated August 24, 2004, between Cold Stone Creamery Leasing Company, Inc. and The Sleep King's Ice Cream Company

Advance America Servicing of Texas, L.P.

      Lease between ORIX Hunt Denton Venture, an Illinois general partnership, ("Landlord") and Advance America Servicing of Texas, L.P., a Texas partnership on ("Tenant") February 3, 2003.

Cost Plus

      1. Lease between Denton Crossing Partners, LTD., a Texas Limited Partnership ("Landlord") and Cost Plus, Inc., a California corporation ("Tenant")on May 13, 2003.

      2. First Amendment to Shopping Center Lease on October 1, 2002 by and between ORIX Hunt Denton Venture, LLC an Illinois limited liability company ("Landlord") and Cost Plus, Inc. a California corporation (dba Cost Plus World Market) ("Tenant")

      3. Second Amendment to Shopping Center Lease on March 10, 2003 by and between ORIX Hunt Denton Venture, LLC ("Landlord") and Cost Plus, Inc (dba Cost Plus World Market) ("Tenant")

      4. Third Amendment to Shopping Center Lease on May 27, 2003 by and between ORIX Hunt Denton Venture ("Landlord") and Cost Plus, Inc. (dba Cost Plus World Market) ("Tenant")

      5. Acknowledgement of Commencement on October 27, 2003 by and between ORIX Hunt Denton Venture ("Landlord") and Cost Plus, Inc. ("Tenant")

      6. Fourth Amendment to Shopping Center Lease on February 26, 2004 by and between ORIX Hunt Denton Venture ("Landlord") and Cost Plus, Inc. ("Tenant")

      7. Memorandum of Lease, dated April 25, 2002 by and between Denton Crossing Partners, L.P. ("Landlord") and Cost Plus, Inc. ("Tenant")

Chaucer's, Inc.

      Lease between ORIX Hunt Denton Venture an Illinois general partnership ("Landlord") and Chaucer's, Inc. a Texas corporation, ("Tenant") on March 24, 2004.

Chipotle Mexican Grill, Inc.

      Lease between ORIX Hunt Denton Venture an Illinois general partnership ("Landlord") and Chipotle Mexican Grill, Inc., a Delaware corporation, on August 13, 2003.

The Dress Barn

      Lease between Denton Crossing Partners, L.P.,("Landlord") and The Dress Barn, Inc., a Connecticut corporation as Tenant on September 10, 2002.

Famous Footwear

      1. Lease between Denton Crossing Partners, LTD., a Texas limited partnership ("Landlord") and Brown Group Retail, Inc., a Pennsylvania corporation (dba Famous Footwear), ("Tenant") on August 28, 2002..

      2. First Amendment to Lease on June 4, 2003 by and between ORIX Hunt Denton Venture, an Illinois general partnership and Brown Group Retail Inc., a Pennsylvania corporation (dba Famous Footwear) ("Tenant")

      3. Second Amendment to Lease on September 15, 2003 by and between ORIX Hunt Denton Venture ("Landlord") and Brown Group Retail, Inc. (dba Famous Footwear) ("Tenant").

Fantasy Nails

      Lease between Denton Crossing Partners, L.P., ("Landlord") and Thuan Duc Quan, an individual (dba Fantasy Nails)., ("Tenant") on August 8, 2002.

H&R Block

      Lease between ORIX Hunt Denton Venture, an Illinois general partnership ("Landlord") and H&R Block and Associates, L.P. a Delaware limited partnership, (dba H&R Block), ("Tenant") on November 7, 2003.

Happy Nails Spa

      Lease between Denton Crossing Partners, L.P.("Landlord") and Le Xuanhao Dizon (dba Happy Nail Spa)., ("Tenant") on September 17, 2002.

Hollywood Video

      1. Lease between ORIX Hunt Denton Venture, an Illinois general partnership ("Landlord") and Hollywood Entertainment Corporation, an Oregon corporation ("Tenant") on March 14, 2003.

      2. First Amendment on May 14, 2003 by and between ORIX Hunt Denton Venture an Illinois general partnership ("Landlord")and Hollywood Entertainment Corporation, an Oregon corporation ("Tenant").

      3. Confirmation of Lease Terms on December 19, 2003 by and between ORIX Hunt Denton Venture, an Illinois general partnership ("Landlord") and Hollywood Entertainment Corporation, an Oregon corporation ("Tenant").

Lane Bryant

      1. Lease between ORIX Hunt Denton Venture, an Illinois general partnership ("Landlord") and Lane Bryant, Inc. a Delaware corporation, ("Tenant") on May 13, 2003.

      2. First Amendment to Lease on March 31, 2004 by and between ORIX Hunt Denton Venture an Illinois general partnership ("Landlord") and Lane Bryant, Inc. a Delaware corporation ("Tenant").

Mattress Firm

      Lease between ORIX Hunt Denton Venture, an Illinois general partnership ("Landlord"), and Mattress Firm, Inc., a Delaware corporation, ("Tenant") on December 11, 2003.

Mattress Giant

      Lease between Denton Crossing Partners, Ltd., a Texas limited partnership, ("Landlord") and Mattress Giant I Limited Partnership, a Texas limited partnership, ("Tenant") on August 29, 2002.

Michaels

      1. Lease between Denton Crossing Partners, LTD, a Texas limited partnership ("Landlord") and Michaels Stores, Inc., a Delaware corporation, ("Tenant") on July 9, 2002.

      2. Memorandum of Shopping Center Lease on July 9, 2002, by and between Denton Crossing Partners, LTD, a Texas limited partnership ("Landlord") and Michaels Stores, Inc., a Delaware corporation ("Tenant').

      3. Amended and Restated Memorandum of Shopping Center Lease on September 27, 2002 by and between Denton Crossing Partners, LTD, a Texas limited partnership ("Landlord") and Michaels Stores, Inc., a Delaware corporation ("Tenat")

      4. First Amendment to Shopping Center Lease on October 7, 2002, by and between ORIX Hunt Denton Venture, an Illinois general partnership ("Landlord") and Michaels Stores, Inc., a Delaware corporation ("Tenant").

      5. Second Amendment to Shopping Center Lease on September 8, 2003, by and between ORIX Hunt Denton Venture an Illinois general partnership ("Landlord") and Michaels Stores, Inc. a Delaware corporation ("Tenant").

      6. Third Amendment to Lease on April 21, 2004, by and between ORIX Hunt Denton Venture an Illinois general partnership ("Landlord") and Michaels Stores, Inc. a Delaware corporation ("Tenant").

New York Subway

      Lease between ORIX Hunt Denton Venture an Illinois general partnership ("Landlord") and David Wilson, an individual, and Dee Wilson, an individual (dba New York Subway) ("Tenant") on May 15, 2003.

Old Navy

      1. Lease between ORIX Hunt Denton Venture an Illinois general partnership ("Landlord") and Old Navy (East) I.P., A California limited partnership ("Tenant") on October 14, 2003.

      2. Set Aside Letter Agreement on March 10, 2004, by and between ORIX Hunt Denton Venture an Illinois general partnership ("Landlord") and Old Navy (East) I.P., A California limited partnership ("Tenant")

Oshman's

      1. Lease between Denton Crossing Partners, Ltd., a Texas limited partnership, ("Landlord") and Gart Bros. Sporting Goods Company, a Colorado corporation, (dba Oshman's) ("Tenant") on July 22, 2002

      2. Memorandum of Shopping Center Lease on July 22, 2002, by and between Denton Crossing Partners, LTD a Texas limited partnership, ("Landlord") and Gart Bros. Sporting Goods Company a Colorado corporation, (dba Oshman's)

      3. First Amendment to Shopping Center Lease on September 12, 2002, by between Denton Crossing Partners, LTD a Texas limited partnership, ("Landlord") and Gart Bros. Sporting Goods Company a Colorado corporation, (dba Oshman's).

      4. Second Amendment to Shopping Center Lease on March 31, 2003, by and between ORIX Hunt Denton Venture an Illinois general partnership, ("Landlord") and Gart Bros. Sporting Goods Company a Colorado corporation (dba Oshman's), ("Tenant").

      5. Third Amendment to Shopping Center Lease on April 21, 2003, by and between ORIX Hunt Denton Venture an Illinois general partnership, ("Landlord") and Gart Bros. Sporting Goods Company a Colorado corporation (dba Oshman's) ("Tenant").

      6. Fourth Amendment to Shopping Center Lease on June 2, 2003, by and between ORIX Hunt Denton Venture an Illinois general partnership ("Landlord") and Gart Bros. Sporting Goods Company a Colorado corporation (dba Oshman's). ("Tenant").

Sport Clips

      1. Lease between Denton Crossing Partners, L.P., ("Landlord") and BSM Enterprises, Inc. (dba Sport Clips) ("Tenant") on July 30, 2002

      2. Landlord Lien Subordination on December 16, 2003, by and between ORIX Hunt Denton Venture ("Landlord") and BSM Enterprises, Inc. (dba Sport Clips) ("Tenant").

Pier 1

      1. Lease between Denton Crossing Partners, L.P., a Texas limited partnership ("Landlord") and Pier 1 Imports (U.S), Inc., a Delaware corporation Tenant on September 10, 2002

      2. Memorandum of Lease on September 10, 2002 by and between ORIX Hunt Denton Crossing Partners, L.P., a Texas limited partnership ("Landlord") and Pier 1 Imports (U.S), Inc. a Delaware corporation ("Tenant")

      3. First Amendment to Lease on June 16, 2003, by and between ORIX Hunt Denton Venture, and Illinois general partnership, ("Landlord") and Pier 1 Imports (U.S), Inc. a Delaware corporation, ("Tenant").

Rice Boxx Asian Cafe

      1. Lease between ORIX Hunt Denton Venture, an Illinois general partnership ("Landlord") and L.E.J.T. International, LLC, a Texas limited liability company and Leipsner, LLC, a Texas limited liability company (dba Rice Boxx Asian Cafe) ("Tenant") on September 26, 2003.

      2. First Amendment to Lease on December 20, 2003, by and between ORIX Hunt Denton Venture, Illinois general partnership ("Landlord") and L.E.J.T. International, LLC, a Texas limited liability company and Leipsner, LLC, a Texas limited liability company (dba Rice Boxx Asian Cafe) ("Tenant")

Roly Poly

      1. Lease between ORIX Hunt Denton Venture, an Illinois general partnership ("Landlord") and JKOK Corporation, a Texas corporation (DBA Roly Poly Rolled Sandwiches) ("Tenant") on September 22, 2003.

      2. First Amendment to Lease on December 20, 2003, by and between ORIX Hunt Denton Venture, an Illinois general partnership ("Landlord") and JKOK Corporation a Texas corporation (DBA Roly Poly Rolled Sandwiches) ("Tenant").

Sally Beauty Supply

      Lease between ORIX Hunt Denton Venture, an Illinois general partnership, ("Landlord") and Sally Beauty Compnay, Inc., a Delaware corporation (dba Sally Beauty Suppy) ("Tenant") on August 19, 2003

T J Maxx

      1. Lease between Denton Crossing Partners LTD., ("Landlord") and Marmaxx Operating Corp., a Delaware corporation, (dba T J Maxx) ("Tenant") on May 20, 2002

      2. Memorandum of Lease on May 20, 2002 by and between Denton Crossing Partners, LTD, Texas limited Partnership ("Landlord") and Marmaxx Operating Corp., a Delaware corporation ("Tenant").

      3. 4. First Amendment to Lease on October 3, 2002, by and between ORIX Hunt Denton Venture, and Illinois general partnership, ("Landlord") and Marmaxx Operating Corp., a Delawar corporation (dba T J Maxx) ("Tenant").

      4. Second Amendment to Lease on June 23, 2003, by and between ORIX Hunt Denton Venture ("Landlord") and Marmaxx Operating Corp., a Delawar corporation (dba T J Maxx) ("Tenant").

      5. Commencement Date Agreement on September 30, 2003 by and between ORIX Hunt Denton Venture ("Landlord") and Marmaxx Operating Corp., a Delawar corporation (dba T J Maxx) ("Tenant").

      6. Recognition & Attornment Agreement, dated September 30, 2002 by and between Marmaxx Operating Corp. ("Tenant") and ORIX Real Estate Equities, Inc. ("Mortgagee")

T-Mobile

      1. Lease between Denton Crossing Partners, L.P., as Landlord and Voicestream GSM I Operating Company LLC, a Delaware limited liability company (dba T-Mobile) ("Tenant") on March 1, 2004.

      2. First Amendment between ORIX Hunt Denton Venture, as Landlord and Voicestream GSM I Operating Company, LLC, Tenant on April 15, 2004.

Wells Fargo

      Lease between Denton Crossing Partners, L.P., as Landlord and Wells Fargo Financial Texas, Inc., a Texas corporation (dba Wells Fargo Financial) ("Tenant") on May 7, 2004.

Wing Pit

      Lease between Denton Crossing Partners, L.P. as Landlord and Arthur Gabriel and Sophia Tran, each as an individual ("Tenant") on May 7, 2004.

                           VACANT SPACE LEASES TENANTS

Davanti Salon

      Lease between ORIX Hunt Denton Venture an Illinois general partnership ("Landlord") and Brocato & Brocato LLC, a Texas limited liability company (dba Avanti Salon), on April 21, 2004.

Chinese Buffet

      Lease between ORIX Hunt Denton Venture, an Illinois general partnership ("Landlord") and Zhong Zhi Zheng and Siu Yung Cheng and Ping Zheng, each as an individual, on August 10, 2004

Kirkland's

      Lease between ORIX Hunt Denton Venture, an Illinois general partnership ("Landlord") and Kirkland's Stores, Inc. a Tennessee corporation, ("Tenant") on March 30, 2004.

Mardel

      Lease between ORIX Hunt Denton Venture, Landlord and Mardel, Inc., Tenant on August 6, 2004.

Motherhood Maternity

      Lease between ORIX Hunt Denton Venture an Illinois general partnership ("Landlord") and Mothers Work, Inc. a Delaware corporation (dba Motherhood Maternity) ("Tenant") on April 12, 2004

      First Amendment to Lease, dated July 31, 2004, between ORIX Hunt Denton Venture and Mother's Work, Inc.

Nextel

      Lease, dated October 12, 2004, between ORIX Hunt Denton Venture and The Customer Center Texas, LLC

Thai Restaurant

      Lease between ORIX Hunt Denton Venture, and Illinois general partnership., ("Landlord") and Vichapong Boonme, aka Kan Boonme, an individual (dba
      Thai Restaurant) ("Tenant") on November 21, 2003

                                    EXHIBIT C

                              SCHEDULE OF LICENSES

None.

                                    EXHIBIT D

                         CONTRACTS AND OTHER DISCLOSURES

                                  See Attached

Denton Crossing
Contract Schedule

Contractor                Service                Beginning   Ending      Frequency
----------                -------                ---------   ------      ---------
ADT Security Services     Fire Alarm monitoring   8/13/2003   8/13/200?  Constant monitoring/2 inspections/yr.
Amtech Lighting Services  Lighting
                          Inspections/repairs     11/1/2003  10/31/2004  Inspections every 30 days/repairs p.r.n.
City of Denton            Trash removal          11/14/2003  11/13/2004  3 X's per week
City of Denton            Trash removal          11/14/2003  11/13/2004  1 X per week
Dbox                      Porter Services          2/1/2004  12/31/2004  6 days per week (3 hrs M,W,F-2 hrs T,T)
LMI Landscapes            Landscaping              9/1/2003   8/31/2004  Weekly mow, edge, trim
Mister Sweeper            Sweeping                1/30/2004   1/30/2005  7 X's per week
Myers Pest Elimination    Pest Control           12/16/2003  12/14/2004  Once per month

Contractor                 Monthly Cost [ILLEGIBLE]
----------                 ------------------
ADT Security Services            $      63.87
Amtech Lighting Services         $     211.09
City of Denton                   $     312.69
City of Denton                   $     103.47
Dbox                             $   1,168.58
LMI Landscapes                   $   5,162.76
Mister Sweeper                   $   1,368.72
Myers Pest Elimination           $   1,298.00

                                    EXHIBIT E

                                   LITIGATION

None.

                                   EXHIBIT F

                                      WORK

Construct the Vacant Space as follows:

Space  333     Cold dark shell, tenant work per lease with Kirkland's
               Stores, Inc.

Space  334     Vanilla box, per lease with Mothers Work, Inc.

Space  335     Cold dark shell, tenant work per lease with Brocato & Brocato
               LLC

Space  336     Cold dark shell, tenant work per lese with Vichapong Boonme aka Kan Boonme, an individual (dba Thai Restaurant)

Space  337     Cold dark shell, tenant work per any lease entered into for this space before the final Earnout Closing

Space  338     Pad, paving, utility extensions to 5 feet, tenant work per lease with Mardel, Inc.

Space  339     Cold dark shell, tenant work per any lease entered into for this space before the final Earnout Closing

Space  340     Modified shell, as per lease with Zhong Zhi Zheng and Siu
               Yung Cheng and Ping Zheng, each as an individual

Space  640     Tenant work per any lease entered into for this space before the final Earnout Closing

Space  750     Tenant work per any lease entered into for this space before the final Earnout Closing

         (see attached drawing for location of Spaces referenced above)

                                    EXHIBIT G

                           NOTICE OF LEASE ASSIGNMENT

                            NOTICE TO ALL TENANTS OF

                                 DENTON CROSSING

                                 ________ , 2004

Ladies and Gentlemen:

      Please be advised that __________________. ("New Owner") whose address is 2901 Butterfield Road, Oak Brook, Illinois 60523, has today purchased certain property located in Denton, Texas, and commonly known as Denton Crossing (the "Property") from ORIX HUNT DENTON Venture ("Prior Owner"). In connection with the sale, Prior Owner has transferred its interest in your lease of a portion of the Property to New Owner.

      As in the past, your rental payment is due on the first of each month, but, hereafter, all checks should be made payable to New Owner.

      All future rent checks, inquiries regarding the Property, and notices should be sent to New Owner at the following address:

                               ___________________________
                               Attn: ______________________
                               2901 Butterfield Road
                               Oak Brook, Illinois 60523

      It will be necessary that you immediately delete Prior Owner under your casualty and public liability insurance policies as of this date and substitute New Owner as such insured as of this date. Please promptly forward evidence of your insurance coverages and the aforesaid changes to New Owner at the address set forth above.

      If you have any questions, please do not hesitate to call or write the New Owner at the address set forth above.

                               Very truly yours,

                               ORIX HUNT DENTON Venture, an Illinois general partnership

                               By:  ORIX Denton Limited Partnership, an
                                    Illinois limited partnership, its partner

                                    By:  ORIX Power Center Denton, LLC,
                                         its general partner

                                         By:  ORIX Real Estate Equities,
                                              Inc., its managing member

                                         By:
                                            ---------------------------
                                         Name:
                                              -------------------------
                                         Title:
                                               ------------------------

                                    EXHIBIT H

                       LEASING COMMISSION ESCROW AGREEMENT

                                 TO BE ATTACHED*


      [*The parties agree to reasonably cooperate with one another in order to complete, approve, agree upon and attach Exhibit H prior to the expiration of the Inspection Period.]

                                ESCROW AGREEMENT
                           (WORK/LEASING COMMISSIONS)

      THIS ESCROW AGREEMENT (this "AGREEMENT") is made as of the ________ day of October, 2004, by and among ORIX HUNT DENTON VENTURE, an Illinois general partnership ("SELLER"), INLAND WESTERN DENTON CROSSING LIMITED PARTNERSHIP, an Illinois limited partnership ("PURCHASER"), and FIRST AMERICAN TITLE INSURANCE COMPANY ("ESCROW HOLDER").

                              W I T N E S S E T H:

      WHEREAS, Seller and Inland Real Estate Acquisitions, Inc., an Illinois corporation ("Inland"), entered into that certain Agreement of Purchase and Sale effective as of August 20, 2004, as the same has heretofore been amended by First Amendment to Agreement of Purchase and Sale dated September 17, 2004, (as so amended or otherwise amended, "SALE AGREEMENT"), for the purchase and sale of certain real property located in Denton, Texas, as more particularly described therein (the "PROPERTY").

      WHEREAS, Inland has assigned all of its right, title and interest in, to and under the Sale Agreement to Purchaser.

      WHEREAS, concurrently with the execution of this Agreement, Seller and Purchaser have entered into a License Agreement (the "LICENSE AGREEMENT"), a copy of which is attached hereto as EXHIBIT A and incorporated herein by this reference, pursuant to which Seller has agreed or has the right to perform certain Work (as defined in the Sale Agreement), as more particularly described in the License Agreement (the "WORK").

      WHEREAS, the Sale Agreement provides that Purchaser and Seller shall enter into an escrow agreement with Escrow Holder into which escrow Seller will deposit sufficient funds to pay for (a) the base rent, and estimated CAM, taxes and insurance for all Pending Initial Tenants for the initial term of their respective leases (the "INITIAL TENANT FUNDS"), (b) the pro-rata share of estimated CAM, taxes and insurance allocable to the Vacant Space for a period of the first 24 months after the Initial Closing (the "VACANT SPACE FUNDS"), (c) the unpaid leasing commissions (the "LEASING COMMISSIONS") set forth on EXHIBIT B attached hereto and made a part hereof (the "LEASING COMMISSION FUNDS") and
(d) Slippage (as defined in the Sale Agreement) (the "SLIPPAGE FUNDS").

      WHEREAS, the parties wish to provide for the terms upon which such funds shall be held, invested and distributed as hereinafter set forth.

      NOW, THEREFORE, in consideration of the foregoing recitals (which are incorporated herein and made a part hereof), promises and mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. DEFINED TERMS. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Sale Agreement.

      2. DELIVERY OF ESCROW DEPOSIT. Contemporaneously with the execution of this Agreement by the parties, Seller shall deposit into escrow (the "ESCROW") with Escrow Holder out of the Purchase Price proceeds the sum of $______________ (the "DEPOSIT"), which amount represents $______________________ with respect to the Initial Tenant Funds, as more particularly set forth on EXHIBIT C attached hereto and made a part hereof, $ ____________________ with respect to the Vacant Space Funds as more particularly set forth on EXHIBIT C, $ ____________________ respect to the Leasing Commission Funds as more particularly set forth on EXHIBIT B and $________ with respect to the Slippage Funds, as more particularly set forth on Exhibit D attached hereto and made a part hereof. Escrow Holder agrees to hold, invest and distribute the Deposit in accordance with the terms and conditions of this Agreement. Seller shall have no liability with respect to payments for base rent, CAM, taxes or insurance for the Pending Initial Tenant Space or the Vacant Space, beyond the Deposit, other than as set forth in
Section 5 hereof nor shall Seller have any liability with respect to Slippage beyond the deposit of the Slippage Funds.

      3. MAINTENANCE OF DEPOSIT. The Deposit shall be held in a federally insured interest bearing money market account or certificate of deposit (having a maturity not greater than 30 days) with a bank having a net worth in excess of $1,000,000,000 or such other institution as may be mutually agreed to by Purchaser and Seller. All accrued earnings on the Deposit shall first be allocated to the payment of the Escrow Holder's fee, and the amount of any remainder shall be paid to Seller pursuant to the terms of this Agreement. Escrow Holder shall provide monthly statements to Purchaser and Seller of the principal and investment income accrued on the Deposit.

      4.    FUND DISTRIBUTION.

            4.1. LEASING COMMISSION FUNDS. The Leasing Commission Funds shall be disbursed solely to (i) reimburse Seller for the Leasing Commissions paid by Seller, and (ii) directly pay the costs of the Leasing Commissions. Two (2) business days following written certification delivered to Purchaser and Escrow Holder from Seller that the Leasing Commission is due, Escrow Holder shall promptly release and disburse to Seller, or at Seller's direction, to a third party entitled to the same, a portion of the Leasing Commission Funds equal to the amount requested in such written certification. Any remaining Leasing Commission Funds in this escrow after the Leasing Commissions have been paid shall be automatically disbursed to Seller.

            4.2. INITIAL TENANT FUNDS. The Initial Tenant Funds shall be disbursed to Purchaser on a monthly basis, based upon the monthly allocation of the same set forth on EXHIBIT C; provided, however, that upon a Pending Initial Tenant (or a replacement tenant meeting the criteria in Section 9 of the License Agreement) accepting its space "as-is" (subject only to punch-list items to be completed timely by Seller at Seller's sole cost and expense), taking total possession, opening for business and commencing paying full rental payments, including CAM, taxes and insurance on a pro-rata basis per its lease, all Initial Tenant Funds related to such space then remaining in the Escrow (subject to the provisions of Section 9 of the License Agreement) shall be promptly disbursed to Seller. Purchaser shall deliver a written authorization to the title company authorizing such disbursement of funds no later than two (2) business days after its receipt of the first full monthly payment from any applicable tenant. If any Initial Tenant Funds remain in the Escrow at the expiration of the six (6) year license term and any tenant, whether procured by Seller or Purchaser, accepts any portion of the Pending Initial Tenant space to which such Initial Tenant Funds relate, "as-is" (subject to punch-list items to be timely completed by the landlord), takes total possession, opens for business and commences paying any portion of base rent, CAM taxes and insurance ("Replacement Tenant Payments"), an amount equal to the Replacement Tenant Payments payable by such tenant over the term of its lease, for which Seller would otherwise be responsible hereunder shall be released and delivered to Seller from the Escrow. If any Vacant Space Funds are in the Escrow at the expiration of the twenty-four (24) month license period, such funds shall promptly be released to Seller. A tenant shall be deemed to have accepted its space "as-is" (subject only to punch-list items to be completed timely by Seller at Seller's sole cost and expense), taken total possession, opened for business and commenced paying full rental payments, including CAM, taxes and insurance on a pro-rata basis per its lease if such tenant would have done so, but for any delay caused by acts or omissions of Purchaser.

            4.3. VACANT SPACE FUNDS. Upon completion of the Vacant Space, such that the denominator for calculating tenants' pro-rata share of CAM, taxes and insurance, is increased to include such completed Vacant Space (the date on which such increase takes place, the "DENOMINATOR CHANGE DATE"), (a) a portion of the Vacant Space Funds relating to the period of time from the Initial Closing Date to the Denominator Change Date shall be disbursed to Seller and (b) the remaining Vacant Space Funds shall be disbursed to Purchaser on a monthly basis, based upon the monthly allocation of the same set forth on Exhibit C; provided, however, that upon the tenant of all or a portion of the Vacant Space accepting their space "as-is" (subject only to punch-list items to be completed timely by Seller at Seller's sole cost and expense), taking total possession, opening for business and commencing paying full rental payments, including CAM, taxes and insurance on a pro-rata basis per their respective leases, all Vacant Space Funds related to such space then remaining in the Escrow shall be promptly disbursed to Seller. Purchaser shall deliver a written authorization to the title company authorizing such disbursement of funds no later than two (2) business days after its receipt of the first full monthly payment from any applicable tenant. If any Vacant Space Funds are in the Escrow at the expiration of the twenty-four (24) month license period, such funds shall promptly be released to Seller. A tenant shall be deemed to have accepted its space "as-is" (subject only to punch-list items to be completed timely by Seller at Seller's sole cost and expense), taken total possession, opened for business and commenced paying full rental payments, including CAM, taxes and insurance on a pro-rata basis per its lease if such tenant would have done so, but for any delay caused by acts or omissions of Purchaser.

            4.4. SLIPPAGE FUNDS. The Slippage Funds shall be disbursed to Purchaser at such time as Purchaser has reconciled all CAM, taxes and insurance reimbursements for calendar year 2004 with all tenants at the Property, if, and only if the Slippage reflected on EXHIBIT D attached hereto and made a part hereof, actually exists after such reconciliation and Purchaser does not have the right to recover such Slippage from tenants at the Property. Purchaser shall, no later than ten (10) days after Purchaser has reconciled all CAM, taxes and insurance reimbursements at the Property for calendar year 2004, deliver a written statement to Seller and Escrow Holder (a "Slippage Statement") indicating that the foregoing conditions to disbursement of the Slippage Funds have been met, along with the amount of such disbursement and supporting information evidencing Slippage in such amount. Seller shall, within seven (7) business days of receipt of the Slippage Statement, either deliver an authorization to Escrow Holder to release all or a portion of the Slippage Funds in the amount set forth in the Slippage

Statement, or deliver to Purchaser an objection to the Slippage Statement, stating the nature of Seller's objection. If Seller delivers an objection, Purchaser and Seller shall reasonably cooperate to determine the amount, if any, that should be disbursed from the Escrow with respect to such Slippage Notice. If any Slippage Funds remain in the Escrow after June 30, 2005, Escrow Holder shall immediately release the same to Seller, unless such Slippage Funds are the subject of an unresolved objection to a Slippage Statement in which case, such Slippage Funds shall remain in the Escrow until such objection is resolved.

      5. READJUSTMENT. The portion of the Deposit relating to CAM, taxes and insurance for the Pending Initial Tenants and the Vacant Space is an estimate only. Such amounts shall be promptly readjusted between Seller and Purchaser at the earliest time at which Purchaser readjusts CAM, taxes and insurance with any tenants at the Property.

      6. ADVERSE CLAIMS. If any dispute arises with respect to this Agreement, Escrow Holder is authorized to interplead such disputes in a court of competent jurisdiction and deposit all funds held hereunder with the court. In such case Escrow Holder shall be entitled to costs incurred on account of such action, including reasonable attorneys fees, which costs shall be allocated between the parties equally (without prejudice to or modification of their rights and remedies as against each other). Escrow Holder may not, however, undertake such deposit and interpleader unless it has given each of the parties hereto no less than ten (10) days prior written notice before such deposit and interpleader as to the intentions of Escrow Holder. Upon interpleading funds pursuant hereto, Escrow Holder shall thereafter be relieved of further responsibility.

      7. TERMINATION OF AGREEMENT. This Agreement terminates at such time as Escrow Holder disburses the entire Deposit in accordance with Section 4 or interpleads the entire then remaining Deposit in a court of competent jurisdiction in accordance with Section 6.

      8. LIABILITY OF ESCROW HOLDER. Escrow Holder has been induced to accept its duties under this Agreement by the following terms, conditions, agreements and representations of the parties hereto.

            8.1. LIABILITY. Escrow Holder is not liable to any other party hereto, or any of their representatives, successors or assigns, for any action or failure to act by Escrow Holder hereunder, except for Escrow Holder's own bad faith, fraud, negligence or willful misconduct. Seller and Purchaser agree to jointly and severally indemnify and hold harmless Escrow Holder and any successor, representative, employee or agent of Escrow Holder (without prejudice to or modification of Seller's and Purchaser's rights or remedies as against each other), from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of or in connection with this Agreement, except for claims against Escrow Holder based upon bad faith, fraud, negligence or willful misconduct that are successfully asserted against Escrow Holder. This indemnification survives the termination of this Agreement.

            8.2. ESCROW HOLDER'S RELIANCE. Escrow Holder is entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder believed by it to be genuine without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Holder may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give any notice or receipt or advice or to make any statement or executing any document in connection with the provisions hereof has been duly authorized to so do.

            8.3. ENTIRE AGREEMENT. This Agreement and the License Agreement expressly set forth all the duties of Escrow Holder with respect to any and all matters pertinent hereto. Escrow Holder is not bound by the provisions of any other agreement, except as otherwise set forth herein.

            8.4. ADVICE OF COUNSEL. Escrow Holder may act in good faith pursuant to the advice of its counsel with respect to any matter relating to this Agreement.

      9.    RESIGNATION AND REMOVAL OF ESCROW HOLDER.

            9.1. RESIGNATION AND REMOVAL. Escrow Holder may resign at any time by giving no less than ten (10) days prior written notice of such resignation to the other parties hereto. As soon as reasonably practicable after such notice of resignation, a successor Escrow Holder (the "Successor") shall be appointed by the other parties hereto. Escrow Holder also may be removed at any time, without prior notice, as Escrow Holder hereunder by the unanimous written agreement of the other parties hereto.

            9.2. SUCCESSOR ESCROW HOLDER. Any appointed Successor must execute, acknowledge and deliver to its predecessor Escrow Holder (the "Predecessor") and the other parties hereto an instrument accepting such appointment and agreeing to the terms of this Agreement. Thereupon, the resignation or removal of the Predecessor shall become effective and the Successor shall succeed to the rights and duties of the Predecessor hereunder. The Predecessor shall then immediately deliver to the Successor the Deposit and any documents then held by the Predecessor pursuant to this Agreement.

            9.3. FAILURE TO APPOINT A SUCCESSOR ESCROW HOLDER. Should the parties fail to appoint a Successor as set forth herein upon Escrow Holder's resignation under this Section, Escrow Holder may petition a court of competent jurisdiction for the appointment of a Successor. Any costs incurred by Escrow Holder with respect to such petition, including reasonable attorneys' fees and expenses, are to be paid equally by Purchaser and Seller.

      10. AMENDMENT AND MODIFICATION. No amendment, modification, supplement, termination, consent or waiver of any provision of this Agreement, nor consent to any departure therefrom, will in any event be effective unless the same is in writing and is signed by the party against whom enforcement of the same is sought. Any waiver of any provision of this Agreement and any consent to any departure from the terms of any provision of this Agreement is to be effective only in the specific instance and for the specific purpose for which given.

      11. ASSIGNMENTS. No party may assign or transfer any of its rights or obligations under this Agreement to any other person (except as set forth in Section 9 with respect to Escrow Holder) without the prior written consent of the other parties.

      12. FACSIMILE EXECUTION. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document.

      13. COUNTERPARTS. This Agreement may be executed by the parties on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart.

      14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions of the parties, whether oral or written.

      15. FURTHER ASSURANCES. The parties will execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

      16. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder are to be governed by and construed and interpreted in accordance with the laws of the State of Illinois applicable to contracts made and to be performed wholly within Illinois, without regard to choice or conflict of laws rules.

      17. NOTICES. All notices, consents, requests, demands and other communications hereunder shall be deemed to have been duly given or made if given or made as provided in Section 18.01 of the Sale Agreement.

      18. LEGAL FEES. Except as otherwise provided herein, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby are to be paid by the party incurring such costs and expenses. In the event any party brings suit to construe or enforce the terms hereof, or raises this Agreement as a defense in a suit brought by another party, the prevailing party shall be entitled to recover its reasonable attorneys' fees and expenses.

      19. SUCCESSORS AND ASSIGNS. All provisions of this Agreement shall be binding upon, inure to the benefit of and are enforceable by or against the parties and their respective heirs, executors, administrators or other legal representatives and permitted successors and permitted assigns.

      20. CONFLICT. This Agreement does not modify or amend any of the respective rights or obligations of Seller and Purchaser set forth in the License Agreement. In the event of any conflict between this Agreement and the License Agreement with respect to said respective rights and obligations of Seller and Purchaser, the terms of the License Agreement shall govern and prevail.

      21. NO THIRD PARTY BENEFICIARY. There are no third party beneficiaries to this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                               SELLER:

                               ORIX HUNT DENTON VENTURE, an Illinois
                               general partnership

                               By:  ORIX Denton Limited Partnership, an
                                    Illinois limited partnership, its partner

                                    By:  ORIX Power Center Denton, LLC,
                                         its general partner

                                         By:  ORIX Real Estate Equities,
                                              Inc., its managing member

                                              By:
                                                 ---------------------------
                                              Name:
                                                   -------------------------
                                              Title:
                                                    ------------------------


                               PURCHASER:

                               INLAND DENTON CROSSING LIMITED
                               PARTNERSHIP,

                               an Illinois limited partnership


                               By: Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its general partner


                                    By:
                                       -------------------------------------
                                    Name:
                                         -----------------------------------
                                    Title:
                                          ----------------------------------


                               ESCROW HOLDER:

                               FIRST AMERICAN TITLE INSURANCE
                               COMPANY


                               By:
                                  -----------------------------------------
                               Name:
                                    ---------------------------------------
                               Title:
                                     --------------------------------------

                                     JOINDER

      For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, an affiliate of Seller, hereby joins in the execution of this Agreement for the purpose of guaranteeing to Purchaser Seller's obligations hereunder.

                               ORIX REAL ESTATE EQUITIES, INC., a
                               Delaware corporation


                               By:
                                  -----------------------------------------
                               Name:
                                    ---------------------------------------
                               Title:
                                     --------------------------------------

                                    EXHIBIT A

                                LICENSE AGREEMENT

                                  See Attached

                                    EXHIBIT B

                               LEASING COMMISSIONS

                                    EXHIBIT C

                                    EXHIBIT D

                             SLIPPAGE CALCULATIONS

                                    EXHIBIT I

             LEASING COMMISSIONS/RENT CONCESSIONS/LEASING ALLOWANCES

                                  See Attached

ORIX HUNT DENTON VENTURE
TENANT IMPROVEMENT PAYMENTS

         Tenant/Source                LEASING COMN    Total LC Amount Due         TI PAID          Total TI Amount Due
--------------------------------    ---------------   -------------------   ------------------   ----------------------
Advance America                     $      8,640.00                                                 $            0.00
Aveda                                                      $     6,000.00                           $       40,000.00
Bed Bath & Beyond                   $     48,000.00                          $        2,600.00      $            0.00
Best Buy                            $    105,856.50                                                 $            0.00
Carvel                              $      3,621.00        $     1,207,00                           $       12,070.00
Chaucers                            $     20,000.00        $    20,000.00                           $      200,000.00
Chipotle                                                                                            $       66,564.00
Cold Stone Creamery                 $      5,750.00        $       750.00                           $       37,500.00
Cost Plus/World Market              $     82,350.00        $         0.00    $       28,593.75
Dressbarn #474                      $     24,000.00        $     4,500.00    $       96,000.00
Fantasy Nail                        $      7,200.00                                                 $       18,000.00
Famous Footwear                     $     70,000.00                                                 $            0.00
Gart Sports                         $    275,000.00                          $      910,260.00
Good Friends Chinese Buffet         $     12,000.00        $    12,000.00                           $      156,000.00
H & R Block                         $     12,000.00                          $       30,000,00
Happy Nails (LeXuanhao Dizon)       $      7,782.00                          $       24,643.00
Hollywood Entertainment             $     52,290,00                          $       63,000.00
Kirklands                           $     15,000.00        $    15,000.00                           $      250,000.00
Lane Bryant                         $     30,000.00                          $      175,000.00
Mardel                              $     56,281.50        $    56,281.50                           $    1,138,456.00
Mattress Firm                       $     18,000.00                          $      180,000.00
Mattress Giant                      $     27,318.00                          $       68,295.00
Michaels                            $     95,256.00                                                 $            0.00
Mothers Work                        $      1,800.00        $     1,800.00                           $       36,000.00

New York Subway                    $       9,000.00                          $       30,000.00
Nextel                                                     $     9,000.00                           $       30,000.00
Old Navy                           $      33,300.00        $    11,100.00    $      653,272.00      $            0.00
Pier One                           $      38,000.00                                                 $            0.00
Rice Boxx                          $      15,024,00                          $      100,160.00
Roly Poly                          $       7,386.00                          $       21,600.00
Sally Beauty                       $       9,600.00                          $        6,400.00
Sport Clips                        $       8,400.00        $     4,500.00    $       28,000.00
T-Mobile (Voicestream)             $       2,850.00        $     2,850.00                           $       72,354.00
Thai Restaurant                    $      15,069.07        $     6,000.00                           $       30,000,00
TJ MAXX                            $      84,000.00
Wells Fargo                        $       3,636.00        $     3,636.00                           $       36,360.00
Wing Pit                           $       3,614.00        $     3.614.00                           $       32.526.00
                                   ----------------        --------------                           -----------------
                                   $   1,208,024.07        $   158,238.50    $    2,417,823.75      $    2,155,830.00

                                    EXHIBIT J

                                 INITIAL TENANTS

                                  See Attached

                                 INITIAL TENANTS


Best Buy

      1. Lease by and between Denton Crossing Partners, L.P., a Texas limited partnership ("Landlord") and BEST BUY STORES, L.P., a Delaware limited partnership ("Tenant") on May 24, 2002.

      2. First Amendment to Lease on September 9, 2002 between Denton Crossing Partners, LTD,. a Texas limited partnership ("Landlord") and BEST BUY STORES, l.P., a Delaware limited partnership ("Tenant")

      3. Second Amendment to Lease on March 13, 2003 by and between ORIX Hunt Denton Venture, an Illinois general partnership ("Landlord"), and Best Buy Stores, L.P., a Delaware corporation ("Tenant").

      4. Third Amendment to Lease on July 16, 2003, between ORIX Hunt Denton Venture an Illinois general partnership ("Landlord") and Best Buy Store, L.P., a Delaware corporation ("Tenant").

Bed Bath & Beyond

      1. Lease between Denton Crossing Partners, LTD., a Texas Limited Partnership ("Landlord") and Bed Bath & Beyond Inc., a New York Corporation, ("Tenant") on July 26, 2002

      2. First Amendment to Shopping Center Lease on May 30, 2003 by and between ORIX Hunt Denton Venture, Illinois general partnership ("Landlord") and Bed Bath & Beyond, Inc. a New York corporation, ("Tenant")

      3. Rent Commencement and Expiration Date Agreement on November 11, 2003 by and between ORIX Hunt Denton Venture, an Illinois general partnership, ("Assignee") to Denton Crossing Partners, LTD., a Texas limited partnership, ("Assignor") and Bed Bath & Beyond Inc., ("Tenant")

      4. Memorandum of Lease, dated July 26, 2002 by and between Denton Crossing Partners, L.P.("Landlord") and Bed Bath & Beyond, Inc. ("Tenant")

Carvel Ice Cream

      Lease between ORIX Hunt Denton Venture, an Illinois general partnership, ("Landlord") and AAA Worldwide Financial Co., a Texas corporation, (dba Carvel Ice Cream) ("Tenant") on March 16, 2004

Cold Stone Creamery

      Lease, dated September 17, 2004, between ORIX Hunt Denton Venture and Cold Stone Creamery Leasing Company, Inc.

      Sublease, dated August 24, 2004, between Cold Stone Creamery Leasing Company, Inc. and The Sleep King's Ice Cream Company

Advance America Servicing of Texas, L.P.

      Lease between ORIX Hunt Denton Venture, an Illinois general partnership, ("Landlord") and Advance America Servicing of Texas, L.P., a Texas partnership on ("Tenant") February 3, 2003.

Cost Plus

      1. Lease between Denton Crossing Partners, LTD., a Texas Limited Partnership ("Landlord") and Cost Plus, Inc., a California corporation ("Tenant") on May 13, 2003.

      2. First Amendment to Shopping Center Lease on October 1, 2002 by and between ORIX Hunt Denton Venture, LLC an Illinois limited liability company ("Landlord") and Cost Plus, Inc. a California corporation (dba Cost Plus World Market) ("Tenant")

      3. Second Amendment to Shopping Center Lease on March 10, 2003 by and between ORIX Hunt Denton Venture, LLC ("Landlord") and Cost Plus, Inc (dba Cost Plus World Market) ("Tenant")

      4. Third Amendment to Shopping Center Lease on May 27, 2003 by and between ORIX Hunt Denton Venture ("Landlord") and Cost Plus, Inc. (dba Cost Plus World Market) ("Tenant")

      5. Acknowledgement of Commencement on October 27, 2003 by and between ORIX Hunt Denton Venture ("Landlord") and Cost Plus, Inc. ("Tenant")

      6. Fourth Amendment to Shopping Center Lease on February 26, 2004 by and between ORIX Hunt Denton Venture ("Landlord") and Cost Plus, Inc. ("Tenant")

      7. Memorandum of Lease, dated April 25, 2002 by and between Denton Crossing Partners, L.P. ("Landlord") and Cost Plus, Inc. ("Tenant")

Chaucer's, Inc.

      Lease between ORIX Hunt Denton Venture an Illinois general partnership ("Landlord") and Chaucer's, Inc. a Texas corporation, ("Tenant") on March 24, 2004.

Chipotle Mexican Grill, Inc.

      Lease between ORIX Hunt Denton Venture an Illinois general partnership ("Landlord") and Chipotle Mexican Grill, Inc., a Delaware corporation, on August 13, 2003.

The Dress Barn

      Lease between Denton Crossing Partners, L.P., ("Landlord") and The Dress Barn, Inc., a Connecticut corporation as Tenant on September 10, 2002.

Famous Footwear

      1. Lease between Denton Crossing Partners, LTD., aTexas limited partnership ("Landlord") and Brown Group Retail, Inc., a Pennsylvania corporation (dba Famous Footwear), ("Tenant") on August 28, 2002..

      2. First Amendment to Lease on June 4, 2003 by and between ORIX Hunt Denton Venture, an Illinois general partnership and Brown Group Retail Inc., a Pennsylvania corporation (dba Famous Footwear) ("Tenant")

      3. Second Amendment to Lease on September 15, 2003 by and between ORIX Hunt Denton Venture ("Landlord") and Brown Group Retail, Inc. (dba Famous Footwear) ("Tenant").

Fantasy Nails

      Lease between Denton Crossing Partners, L.P., ("Landlord") and Thuan Duc Quan, an individual (dba Fantasy Nails)., ("Tenant") on August 8, 2002.

H&R Block

      Lease between ORIX Hunt Denton Venture, an Illinois general partnership ("Landlord") and H&R Block and Associates, L.P. a Delaware limited partnership, (dba H&R Block), ("Tenant") on November 7, 2003.

Happy Nails Spa

      Lease between Denton Crossing Partners, L.P.("Landlord") and Le Xuanhao Dizon (dba Happy Nail Spa)., ("Tenant") on September 17, 2002.

Hollywood Video

      1. Lease between ORIX Hunt Denton Venture, an Illinois general partnership ("Landlord") and Hollywood Entertainment Corporation, an Oregon corporation ("Tenant") on March 14, 2003.

      2. First Amendment on May 14, 2003 by and between ORIX Hunt Denton Venture an Illinois general partnership ("Landlord") and Hollywood Entertainment Corporation, an Oregon corporation ("Tenant").

      3. Confirmation of Lease Terms on December 19, 2003 by and between ORIX Hunt Denton Venture, an Illinois general partnership ("Landlord") and Hollywood Entertainment Corporation, an Oregon corporation ("Tenant").

Lane Bryant

      1. Lease between ORIX Hunt Denton Venture, an Illinois general partnership ("Landlord") and Lane Bryant, Inc. a Delaware corporation, ("Tenant") on May 13, 2003.

      2. First Amendment to Lease on March 31, 2004 by and between ORIX Hunt Denton Venture an Illinois general partnership ("Landlord") and Lane Bryant, Inc. a Delaware corporation ("Tenant").

Mattress Firm

      Lease between ORIX Hunt Denton Venture, an Illinois general partnership ("Landlord"), and Mattress Firm, Inc., a Delaware corporation, ("Tenant") on December 11, 2003.

Mattress Giant

      Lease between Denton Crossing Partners, Ltd., a Texas limited partnership, ("Landlord") and Mattress Giant I Limited Partnership, a Texas limited partnership, ("Tenant") on August 29, 2002.

Michaels

      1. Lease between Denton Crossing Partners, LTD, a Texas limited partnership ("Landlord") and Michaels Stores, Inc., a Delaware corporation. ("Tenant") on July 9, 2002.

      2. Memorandum of Shopping Center Lease on July 9, 2002, by and between Denton Crossing Partners, LTD, a Texas limited partnership ("Landlord") and Michaels Stores, Inc., a Delaware corporation ("Tenant').

      3. Amended and Restated Memorandum of Shopping Center Lease on September 27, 2002 by and between Denton Crossing Partners, LTD, a Texas limited partnership ("Landlord") and Michaels Stores, Inc., a Delaware corporation ("Tenat")

      4. First Amendment to Shopping Center Lease on October 7, 2002, by and between ORIX Hunt Denton Venture, an Illinois general partnership ("Landlord") and Michaels Stores, Inc., a Delaware corporation ("Tenant").

      5. Second Amendment to Shopping Center Lease on September 8, 2003, by and between ORIX Hunt Denton Venture an Illinois general partnership ("Landlord") and Michaels Stores, Inc. a Delaware corporation ("Tenant").

      6. Third Amendment to Lease on April 21, 2004, by and between ORIX Hunt Denton Venture an Illinois general partnership ("Landlord") and Michaels Stores, Inc. a Delaware corporation ("Tenant").

New York Subway

      Lease between ORIX Hunt Denton Venture an Illinois general partnership ("Landlord") and David Wilson, an individual, and Dee Wilson, an individual (dba New York Subway) ("Tenant") on May 15, 2003.

Old Navy

      1. Lease between ORIX Hunt Denton Venture an Illinois general partnership ("Landlord") and Old Navy (East) I.P., A California limited partnership ("Tenant") on October 14, 2003.

      2. Set Aside Letter Agreement on March 10, 2004, by and between ORIX Hunt Denton Venture an Illinois general partnership ("Landlord") and Old Navy (East) I.P., A California limited partnership ("Tenant")

Oshman's

      1. Lease between Denton Crossing Partners, Ltd., a Texas limited partnership, ("Landlord") and Gart Bros. Sporting Goods Company, a Colorado corporation, (dba Oshman's) ("Tenant") on July 22, 2002

      2. Memorandum of Shopping Center Lease on July 22, 2002, by and between Denton Crossing Partners, LTD a Texas limited partnership, ("Landlord") and Gart Bros. Sporting Goods Company a Colorado corporation, (dba Oshman's)

      3. First Amendment to Shopping Center Lease on September 12, 2002, by between Denton Crossing Partners, LTD a Texas limited partnership, ("Landlord") and Gart Bros. Sporting Goods Company a Colorado corporation, (dba Oshman's).

      4. Second Amendment to Shopping Center Lease on March 31, 2003, by and between ORIX Hunt Denton Venture an Illinois general partnership, ("Landlord") and Gart Bros. Sporting Goods Company a Colorado corporation (dba Oshman's). ("Tenant").

      5. Third Amendment to Shopping Center Lease on April 21, 2003, by and between ORIX Hunt Denton Venture an Illinois general partnership, ("Landlord") and Gart Bros. Sporting Goods Company a Colorado corporation (dba Oshman's) ("Tenant")..

      6. Fourth Amendment to Shopping Center Lease on June 2, 2003, by and between ORIX Hunt Denton Venture an Illinois general partnership ("Landlord") and Gart Bros. Sporting Goods Company a Colorado corporation (dba Oshman's). ("Tenant").

Sport Clips

      1. Lease between Denton Crossing Partners, L.P., ("Landlord") and BSM Enterprises, Inc. (dba Sport Clips) ("Tenant") on July 30, 2002

      2. Landlord Lien Subordination on December 16, 2003, by and between ORIX Hunt Denton Venture ("Landlord") and BSM Enterprises, Inc. (dba Sport Clips) ("Tenant").

Pier 1

      1. Lease between Denton Crossing Partners, L.P., a Texas limited partnership ("Landlord") and Pier 1 Imports (U.S), Inc., a Delaware corporation Tenant on September 10, 2002

      2. Memorandum of Lease on September 10, 2002, by and between ORIX Hunt Denton Crossing Partners, L.P., a Texas limited partnership ("Landlord") and Pier 1 Imports (U.S), Inc. a Delaware corporation ("Tenant")

      3. First Amendment to Lease on June 16, 2003, by and between ORIX Hunt Denton Venture, and Illinois general partnership, ("Landlord") and Pier 1 Imports (U.S), Inc. a Delaware corporation, ("Tenant").

Rice Boxx Asian Cafe

      1. Lease between ORIX Hunt Denton Venture, an Illinois general partnership ("Landlord") and L.E.J.T. International, LLC, a Texas limited liability company and Leipsner, LLC, a Texas limited liability company (dba Rice Boxx Asian Cafe) ("Tenant") on September 26, 2003.

      2. First Amendment to Lease on December 20, 2003, by and between ORIX Hunt Denton Venture, Illinois general partnership ("Landlord") and L.E.J.T. International, LLC, a Texas limited liability company and Leipsner, LLC, a Texas limited liability company (dba Rice Boxx Asian Cafe) ("Tenant")

Roly Poly

      1. Lease between ORIX Hunt Denton Venture, an Illinois general partnership ("Landlord") and JKOK Corporation, a Texas corporation (DBA Roly Poly Rolled Sandwiches) ("Tenant") on September 22, 2003

      2. First Amendment to Lease on December 20, 2003, by and between ORIX Hunt Denton Venture, an Illinois general partnership ("Landlord") and JKOK Corporation a Texas corporation (DBA Roly Poly Rolled Sandwiches) ("Tenant").

Sally Beauty Supply

      Lease between ORIX Hunt Denton Venture, an Illinois general partnership, ("Landlord") and Sally Beauty Compnay, Inc., a Delaware corporation (dba Sally Beauty Suppy) ("Tenant") on August 19, 2003

T J Maxx

      1. Lease between Denton Crossing Partners LTD., ("Landlord") and Marmaxx Operating Corp., a Delaware corporation, (dba T J Maxx) ("Tenant") on May 20, 2002

      2. Memorandum of Lease on May 20, 2002 by and between Denton Crossing Partners, LTD, Texas limited Partnership ("Landlord") and Marmaxx Operating Corp., a Delaware corporation ("Tenant"").

      3. 4. First Amendment to Lease on October 3, 2002, by and between ORiX Hunt Denton Venture, and Illinois general partnership, ("Landlord") and Marmaxx Operating Corp., a Delawar corporation (dba T J Maxx) ("Tenant").

      4. Second Amendment to Lease on June 23, 2003, by and between ORIX Hunt Denton Venture ("Landlord") and Marmaxx Operating Corp., a Delawar corporation (dba T J Maxx) ("Tenant").

      5. Commencement Date Agreement on September 30, 2003 by and between ORIX Hunt Denton Venture ("Landlord") and Marmaxx Operating Corp., a Delawar corporation (dba T J Maxx) ("Tenant").

      6. Recognition & Attornment Agreement, dated September 30, 2002 by and between Marmaxx Operating Corp. ("Tenant") and ORIX Real Estate Equities, Inc. ("Mortgagee")

T-Mobile

      1. Lease between Denton Crossing Partners, L.P., as Landlord and Voicestream GSM I Operating Company LLC, a Delaware limited liability company (dba T-Mobile) ("Tenant") on March 1, 2004.

      2. First Amendment between ORIX Hunt Denton Venture, as Landlord and Voicestream GSM I Operating Company, LLC, Tenant on April 15, 2004.

Wells Fargo

      Lease between Denton Crossing Partners, L.P., as Landlord and Wells Fargo Financial Texas, Inc., a Texas corporation (dba Wells Fargo Financial) ("Tenant") on May 7, 2004.

Wing Pit

Lease between Denton Crossing Partners, L.P. as Landlord and Arthur Gabriel and Sophia Tran, each as an individual ("Tenant") on May 7, 2004.

                                    EXHIBIT K

                                      WORK*

      [*The parties agree to reasonably cooperate with one another in order to complete, approve, agree upon and attach Exhibit K prior to the expiration of the Inspection Period.]

                                    EXHIBIT K

                                    [GRAPHIC]

                                    EXHIBIT L

                       INITIAL TENANT SPACE TERMS AND RENT

                                    Exhibit L

List of initial tenants who will not have possession by closing and their rent:

      Tenant Name                Square Feet     Rent par SF        Lease Term
      --------------------------------------------------------------------------
      Wells Fargo                   1,818          $  25.00          5 years
      Chaucer's                     10,000         $  17.00          10 years
      Carvel Ice Cream              1,207          $  25.00          5 years
      Cold Stone {LOI)              1,500          $  25.00          5 years
      Nextel (LOI)                  1,500          $  25.00          5 years

                                    EXHIBIT M

                   ESTIMATED CAM, TAXES AND INSURANCE EXPENSE

CAM (excluding management fees, taxes and insurance):   $ 1.00 per square foot

Taxes:                                                  $ 0.64 per square foot

Insurance:                                              $ 0.25 per square foot

                                October 18, 2004

First American Title Insurance Company
30 North LaSalle Street, Suite 310
Chicago, IL 60602
Attn: Mary Lou Kennedy

            Re:    Denton Crossing Shopping Center, Denton, Texas

Dear Ms. Kennedy:

      Reference is made to that certain Purchase and Sale Agreement dated as of August 20, 2004, (as amended "Agreement"), by and between ORIX Hunt Denton Venture ("Seller"), and Inland Western Denton Crossing Limited Partnership, as successor in interest to Inland Real Estate Acquisitions, Inc. ("Purchaser"), which Agreement relates to the sale of the above-referenced property ("Property") more particularly described in that certain Commitment for Title Insurance Number 04R15528 SJ3 ("Commitment"), issued by First American Title Insurance Company ("Title Company"). Defined terms not expressly defined herein shall have the meanings ascribed to such terms in the Agreement.

      The parties have agreed that Seller will deposit with you the sum of $22,022.85 (the "Deposit"), which amount represents the face amount of a letter of credit, number BOK04SDFO1763, dated June 18, 2004, in favor of Seller with respect to certain tenants of the Property, Arthur Gabriel and Scorpio Tran (the "Letter of Credit"). Seller shall, at its sole cost and expense, use commercially reasonable efforts to cause the Bank of Texas (or its successor or assignee) to assign or transfer the Letter of Credit to Purchaser (the "Assignment") within sixty (60) days from the date hereof the "Transfer Deadline"). Purchaser shall reasonably cooperate with Seller in obtaining the Assignment. If Seller obtains the Assignment on or prior to the Transfer Deadline, it shall deliver evidence of the same to Escrow Agent and Purchaser, at which time Escrow Agent shall be authorized to disburse the Deposit to Seller. If Seller has not delivered evidence of same to Escrow Agent and Purchaser by the Transfer Deadline, Purchaser may notify Escrow Agent in writing of such failure and Escrow Agent shall deliver the Deposit to Purchaser as liquidated damages to Purchaser for Seller's failure to obtain the Assignment. In no event shall Seller be liable to Purchaser for any amounts in execss of the Deposit with respect to the Assignment.

      Purchaser represents that the assignment or transfer of the Letter of Credit to it is not prohibited by the U.S. Foreign Assets Regulations. The Deposit may be invested, at the direction of Seller.

      This letter may be executed in any number of counterparts, each of which when executed shall be an original, and all of which taken together when executed shall constitute one and the same instrument as if the parties hereto had executed the same instrument, and any party or signatory hereto may execute this letter by signing any such counterpart. An electronically-transmitted copy of an executed counterpart of this letter shall be deemed an original.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                               SELLER:

                               ORIX HUNT DENTON VENTURE, an Illinois
                               general partnership

                               By:  ORIX Denton Limited Partnership, an
                                    Illinois limited partnership, its partner

                                    By:  ORIX Power Center Denton, LLC,
                                         its general partner

                                         By:  ORIX Real Estate Equities,
                                              Inc., its managing member

                                              By:
                                                 ---------------------------
                                              Name:
                                                   -------------------------
                                              Title:
                                                    ------------------------


                               PURCHASER:

                               INLAND WESTERN DENTON CROSSING
                               LIMITED PARTNERSHIP, an Illinois limited partnership

                               By:  Inland Western Denton GP, L.L.C., a
                                    Delaware limited liability company

                                    By:  Inland Western Retail Real Estate
                                         Trust, Inc., a Maryland corporation,
                                         its sole member

                                         By:   /s/ Debra A. Palmer
                                              -------------------------------
                                         Name:     Debra A. Palmer
                                              -------------------------------

                                         Title: Asst Secretary
                                               ------------------------------

                               ESCROW HOLDER:

                               FIRST AMERICAN TITLE INSURANCE
                               COMPANY


                               By:
                                  ---------------------------
                               Name:
                                    ---------------------------
                               Title:
                                    ---------------------------